Exhibit 10.11

COMMERCIAL LEASE AGREEMENT

BETWEEN

ACCURIDE INTERNATIONAL, INC.

a California corporation

as Landlord

and

Calhoun Vision, Inc.

a California corporation

as Tenant

Dated: October 27, 2015

Columbia Corporate Center

Aliso Viejo, California

EXHIBITS AND RIDERS

EXHIBIT A	Site Plan of Premises
EXHIBIT B	Acceptance of Premises Memorandum
EXHIBIT C	Rules and Regulations
EXHIBIT D	Work Letter
EXHIBIT E	Proposed Floor Plan
EXHIBIT F	Intentionally Deleted
EXHIBIT G	Environmental Questionnaire
EXHIBIT H	2015 Operating Budget
RIDER 1	Option to Renew

COMMERCIAL LEASE AGREEMENT	1

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (hereinafter called this “Lease”) is made this 31st day of August, 2015 between ACCURIDE INTERNATIONAL, INC., a California corporation (hereinafter called “Landlord”) and Calhoun Vision, Inc. (“Tenant”).

ARTICLE 1

BASIC LEASE PROVISIONS AND DEFINITIONS

1.	Building:
		a. Name: b. Address:	Columbia Corporate Center 100-150 Columbia Aliso Viejo, CA 92656
		c. Project Area:	128,110 square feet

2.	Premises:
		a. Suite Number: b. Agreed Rentable Area:	Building 100 Suite 200 21,498 rentable square feet

3.	Term:
		a. Initial Term:	62 months
		b. Option to Extend:	With seven (7) months’ prior written notice, Tenant shall have the option to extend the Lease for one (1) additional five (5) year term at the then fair market value for similar space in the area, however the rent shall not be less than the last month’s rent.

4.	Commencement Date:		Later of December 1, 2015 or the date that Landlord causes the Tenant Improvements (excluding the Clean Room Work) to be substantially complete as evidence by receipt of a Temporary Certificate of Occupancy from the City of Aliso Viejo.

Tenant shall be granted early access to the Premises to install fixtures in the Premises during the construction process, provided Tenant’s vendors do not interfere with Landlord’s contractor.

5.	Expiration Date:		62 months from the date of commencement.

6.	Base Rent:

Rental Period	Base Monthly Rent
Months 1	$25,367.64 per month plus NNN
Months 2-3	Base Rent Abated/NNN is Due
Months 4-12	$25,367.64 per month plus NNN
Months 13-24	$26,128.67 per month plus NNN
Months 25-36	$26,912.53 per month plus NNN
Months 37-48	$27,719.91 per month plus NNN
Months 49-62	$28,551.50 per month plus NNN

COMMERCIAL LEASE AGREEMENT	2

7.	Tenant’s Pro Rata Share Percentage:	Tenant shall be responsible for it’s pro rata share of Operating Expenses (16.78%) per the Lease Agreement estimated to be $0.32/SF/mo There shall be no expense stop.

8.	Letter of Credit:	Within fourteen (14) days after lease execution, Tenant shall provide a Letter of Credit in the amount $500,000 in favor of the Landlord from a financial institution acceptable to Landlord. The irrevocable letter of credit shall cover the Initial Term of the Lease. Provided Tenant is not in default, the Letter of Credit will be decreased by 20% at the end of the 14th, 26th, 38th and 50th months. Form of the Letter of Credit is attached as Exhibit F.

9.	Security Deposit:	Upon Lease execution by Tenant, Tenant shall provide Landlord a check for the first month’s rent and a Security Deposit equal to the last month’s rent.

10.	Permitted Use:	The Premises shall be used for general office, light manufacturing, clinical lab, storage, and distribution.

11.	First Right of Notice:	Landlord shall notify Tenant of any availability of the adjacent space within 100 Columbia.

12.	Building Warranty:	Landlord shall deliver the operating systems of the building in good working order upon Lease Commencement and warranty for the initial ninety (90) days of the Lease Term.

13.	Signage:	Tenant shall have the right to install signage on the entrance to the Premises provided it complies with the City and the Project Sign Programs. Tenant shall be responsible for the cost to remove said signage at the termination of the lease.

14.	Tenant Improvements:	Landlord shall provide a $500,000 Tenant Improvement Allowance (“TIA”) to complete improvements per a mutually agreeable space plan (exhibit D) the attached plans. Said TIA should be inclusive of all Title 24 work, code compliance and the relocation cost of the 1st floor restrooms. Any cost in excess of the $500,000 TIA, shall be paid per the attached Work Letter.

15.	Landlord’s Broker:	CB Richard Ellis

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	Landlord’s Broker represented by:	Gregg Haly

16.	Tenant’s Broker: Tenant’s Broker represented by:	Lee and Associates Guy LaFerrara

17.	Payments:	All payments shall be sent to Landlord at the address below, or such other place as Landlord may designate from time to time:

ACCURIDE INTERNATIONAL INC. 12311 Shoemaker Ave. Santa Fe Springs, CA 90670

18.	Notices:	Addresses for notices under this Lease:

LANDLORD:	TENANT:

Accuride International, Inc. 12311 Shoemaker Avenue Santa Fe Springs, California 90670 Attention: Property Manager Tel: (562) 903-0270 Fax: (562 903-0216	Prior to commencement date: Calhoun Vision, Inc. 171 N Altadena Dr # 201 Pasadena, CA 91107 Tel:(626) 685-2000

ARTICLE 2

TERM AND POSSESSION

SECTION 2.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION

2.1.1    Lease of Premises. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of Article 1) described as the Premises in Item 2 of Article 1 and that is more particularly described on Exhibit A attached hereto (hereinafter called the “Premises”), The agreed rentable area of the Premises is hereby stipulated to be the “Agreed Rentable Area” of the Premises set forth in Item 2b of Article 1, irrespective of whether the same should be more or less. The agreed rentable area of the Building is hereby stipulated to be the “Project Area” of the Building set forth in Item 1c of Article 1, irrespective of whether the same should be more or less. The Building, the land on which the Building is situated, and all improvements and appurtenances to the Building and the land are referred collectively herein as the “Property”.

2.1.2    Initial Term and Commencement. The initial term of the Lease shall be the period of time specified in Item 3a of Article 1. The initial term shall commence on the Commencement Day (herein so called) as set forth in Item 4 of Article 1 and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 5 of Article 1 (as such Commencement Date and/or Expiration Date may be adjusted pursuant to Exhibit B attached hereto). Notwithstanding anything to the contrary contained herein, the lease will expire in the last day of the last month of the Term.

SECTION 2.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE IMPROVEMENTS AND POSSESSION

2.2.1    Delivery and Completion. Tenant hereby acknowledges that Tenant has inspected the Common Area (as hereinafter defined) and the Premises, and hereby (i) accepts the Common Area in “AS IS” condition for all purposes and (ii) accepts the Premises for all purposes (including the suitability of the Premises for the Permitted Use).

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Landlord will use best efforts to substantially perform or cause to be performed the work and/or construction of Tenant Improvements as outlined in a Work Letter attached as Exhibit D and will use commercially reasonable efforts to Substantially Complete (as defined in the Work Letter) the Tenant Improvements by the Commencement Date. Such work will be mutually agreed upon by Landlord and Tenant in writing prior to commencement of the work and will be substantially as described in Article 1, Section 4 of the Lease. The Premises shall be delivered to Tenant on the Commencement Date.

2.2.2    Common Area. “Common Areas” will mean all areas, spaces, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building or at the Property, as applicable, to the extent same are not expressly made a part of the Premises, and are made available for use of all tenants in the Building. Tenant is hereby granted a nonexclusive right to use the Common Areas during the term of this Lease for its intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Common Areas will be at all times under the exclusive control, management and operation of the Landlord.

2.2.3    Acceptance of Premises Memorandum. No later than the Commencement Date, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit B. If Tenant occupies the Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of: (i) actual occupancy, (ii) the Commencement Date set forth in Item 4 of Article 1, or (iii) the date Tenant commences doing business at the Premises if Landlord consents to an early occupancy as set forth in Section 2.2.1.

SECTION 2.3 REDELIVERY OF THE PREMISES.

Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to reenter the Premises without terminating the Lease, Tenant shall immediately deliver to Landlord the Premises in a safe, “broom clean”, neat, sanitary and operational condition, normal wear and tear excepted, together with all keys and parking and access cards. Tenant shall, by the Expiration Date or the date this Lease is earlier terminated in accordance with the terms hereof, remove from the Premises, at the sole expense of Tenant: (i), any equipment, machinery, trade fixtures and personalty installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord, all or any part of the improvements made to the Premises by or on behalf of Tenant. All removals described above shall be accomplished in a good and workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities. Tenant shall, at its expense, promptly repair any damage caused by such removal, provided that in the case of improvements that Tenant is required to remove, Tenant shall restore the Premises to the condition existing prior to the installation of such improvements. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant’s expense. All property required to be removed pursuant to this Section not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of the Landlord or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person. In no event shall Tenant be required to remove the Tenant Improvements at the expiration or earlier termination of this Lease.

SECTION 2.4 HOLDING OVER.

In the event Tenant, or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal, and Tenant or any such party covenants and agrees to pay Landlord as rent for the period of

COMMERCIAL LEASE AGREEMENT	5

such holdover an amount equal to one hundred and fifty percent (150%) of the Base Monthly Rent and Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant covenants and agrees to also pay any and all damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of this Section 2.4. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice form Landlord to so vacate. No holding over by Tenant whether with or without consent of Landlord, shall operate to extend the term of this Lease. No payments of money by Tenant to Landlord after expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease. No payments of money by Tenant, other than the holdover rent accruing during such holdover period paid in accordance with the provisions of this Section 2.4, to Landlord after the expiration or earlier termination of this Lease shall constitute full payment of rent under the terms of this Lease, and Tenant further agrees that any such payment(s), other than the holdover rent accruing in accordance with the provisions of this Section 2.4, to Landlord shall constitute a default or breach of this Lease by Tenant pursuant to Article 14 herein. No extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be evidenced by a writing signed by both Landlord and Tenant.

ARTICLE 3

RENT

SECTION 3.1 BASE RENT.

Tenant shall pay as rent for the Premises the applicable Base Monthly Rent shown in Item 6 of Article 1. The Base Monthly Rent shall be payable in monthly installments equal to the applicable Base Monthly Rent shown in Item 6 of Article 1 in advance, without notice, demand, offset or deduction. The required monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter until the Expiration Date; provided, however, that the Base Monthly Rent for the second and third months of the Lease shall be abated. If the Commencement Date is specified to occur or otherwise occurs on a day other than the first day of a calendar month, the Base Monthly Rent for such partial month shall be prorated. Tenant hereby agrees to pay an amount equal to the Base Monthly Rent for one full month directly to Landlord concurrently with the execution of this Lease which will be applied to the first month of the initial Term.

SECTION 3.2 ADDITIONAL RENT.

3.2.1    Definitions: For purposes of this Lease, the following definitions shall apply:

(a)    “Additional Rent”, for a particular year, shall equal the product of Tenant’s Pro Rata Share Percentage (as set forth in Item 7 of Article 1), multiplied by the sum of (I) the amount of all Operating Expenses for the applicable calendar year plus (ii) the amount of Real Estate Taxes for the applicable calendar year. The budgeted operating expenses, insurance and Real Estate taxes schedule for the 2015 calendar year is attached as Exhibit H.

(b)    “Operating Expenses” shall mean (without duplication of any costs and expenses of which Tenant is responsible under Section 6.1 or subsection 7.2.1 below) (i) all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, managing, maintaining, repairing and insuring the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting practices, (ii) wages, salaries, employee benefits and taxes for personnel working full or part-time in connection with the operation, maintenance and management of the Building and the Common Areas (iii) costs of maintenance, repair and care of rail spur areas, if any, shared with other tenants of the Building, (iv) the cost of any capital improvements made to the Building by Landlord after the date of this Lease that is required under any governmental law or regulation, amortized over the useful life thereof, together with an amount equal to interest at the rate of 12% per annum (the “Amortization Rate”) on the unamortized balance thereof, (v) the cost of any capital improvement made to the Common Areas of the Building after the date of this Lease that is

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required under the interpretations of regulations issued from time to time under the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. Sections 120101-12213 or comparable California and local agency laws (collectively, the “Disability Acts”), amortized over the useful life thereof, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof, (vi) the cost of any labor-saving or energy-saving device or other equipment installed in the Building after the date hereof, amortized over the useful life thereof, together with an amount equal to interest at the Amortization Rate on the unamortized balance hereof, (vii) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property, and (viii) all other costs and expenses which would generally be regarded as operating, maintenance, repair and management costs and expenses, including those which would normally be amortized over the useful life thereof. In addition, Operating Expenses shall exclude (a) insurance deductibles; (b) costs incurred in connection with the presence of any hazardous material, except to the extent caused by the release or emission of the hazardous material in question by Tenant; and (c) costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question. Operating Expenses shall not include Real Estate Taxes (hereinafter defined).

(c)    “Real Estate Taxes” shall mean all real estate taxes and other taxes or assessments, which are levied with respect to the Property or any portion thereof for each calendar year and shall include any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate taxes, the cost and expenses of a consultant, if any, and/or of contesting the validity or amount of such real estate tax or other taxes, and shall also include rental, excise, sales, transaction, privileged, or other tax or levy, however denominated, imposed upon or measured by the rental payable hereunder or on Landlord’s business of leasing the Premises, any non-progressive tax on or measured by gross rentals received from the rental of space in the Building, and any tax in this transaction or any documents to which Tenant is a party creating or transferring an interest in the Premises, excepting only Landlord’s net income taxes (collectively, “Real Estate Taxes”).

3.2.2 Payment Obligation. In addition to the Base Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year, payable in monthly installments as hereinafter provided. On or prior to the Commencement Date and at least thirty (30) days prior to each calendar year thereafter (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant’s estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment, without notice, demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. If Landlord fails to give Tenant notice of its estimated payments of Additional rent in accordance with this subsection for any calendar year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord. If Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord’s estimate of Operating Expenses was too low, then landlord shall have the right to give a new statement of the estimated Additional Rent due from Tenant for the applicable calendar year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such calendar year or portion thereof, and Tenant shall thereafter pay monthly installments of Additional Rent based on such new statement. Within a reasonable time after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the final Calendar Year. If Tenant’s total monthly payments of Additional Rent for the applicable calendar year are less than Tenant’s actual Additional Rent, then Landlord shall bill Tenant for the difference. If Tenant’s total monthly payments of Additional Rent exceed actual Additional Rent, then Landlord shall credit the amount of such overpayment to Tenant, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any additional amounts then owed to Landlord. Unless Tenant takes written exception to any item within (60) sixty days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such

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statement shall be paid by Tenant within twenty (20) days after it is furnished to Tenant. Tenant or its authorized representative shall have the right to inspect the books of Landlord, for the purpose of verifying the information contained in the statement.

SECTION 3.3 RENT DEFINED AND NO OFFSETS.

The Base Monthly Rent, the Additional Rent and all other sums required to be paid to Landlord by Tenant under this Lease, including any sums due under the Work Letter, shall constitute rent and are sometimes collectively referred to as “Rent”. Tenant shall pay each payment of rent when due, without prior notice or demand therefore and without deduction or offset.

SECTION 3.4 LATE CHARGES.

If any installment of Base Monthly Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a “Late Charge” of ten percent (10%) of the amount overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. The Rent and Additional Rent shall be late if it is not received by the fifth (5th) day of the month. The parties agree that (a) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant’s late payment, (b) such late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (c) the payment of interest as provided in Section 16.9 hereof and late charges pursuant to this Section 3.4 are distinct and separate in that payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of any such interest and late charges will not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any other rights and remedies available to Landlord. Each Late Charge shall be payable by Tenant on demand of Landlord.

ARTICLE 4

LETTER OF CREDIT/SECURITY DEPOSIT

Tenant will provide Landlord on the date this Lease is executed by Tenant an irrevocable letter of credit as set forth in Item 8 of Article 1 as security for the performance of the terms hereof by Tenant. It is expressly understood and agreed that the Letter of Credit is not an advance payment of Rent or a measure of Landlord’s damages in case of default by Tenant. If Tenant defaults beyond applicable notice and cure periods with respect to any provisions of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, apply or retain all or any part of the letter of credit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover the possession of the Premises. Upon the occurrence of any event of default by Tenant beyond applicable notice and cure periods, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default. Should Landlord exhaust the funds available per the Letter of Credit prior to its designated drawn down dates, Tenant shall pay to Landlord on demand the amount so applied in order to restore the available credit to its original amount relevant to the schedule set forth in Item 8 of Article 1. If Tenant is not then in default of this Lease, the Letter of Credit shall be reduced in a manner as set forth in Item 8 of Article 1. The Security deposit shall be returned to Tenant within the “Applicable Period” after the date Landlord receives possession of the Premises from Tenant at the completion of the lease term. The “Applicable Period” is fourteen (14) days where Landlord has no claim upon the Security Deposit or the claim of Landlord upon the Security Deposit is only for defaults in the payment of Rent or any other charges payable by Tenant under this Lease, and thirty (30) days where the claim of Landlord includes amounts reasonably necessary to repair damages to the Premises caused by Tenant. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Security

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Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance.

ARTICLE 5

OCCUPANCY AND USE

SECTION 5.1 USE OF PREMISES

5.1.1    General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the purpose specified in Item 10 of Article 1. Prior to commencement of any work pursuant to the Work Letter (or if no work is to be performed pursuant to a Work Letter, then prior to Tenant’s occupancy of the Premises), Tenant shall satisfy itself and Landlord that the Permitted Use will comply with all applicable zoning ordinances, rules and regulations. Without in any way limiting the foregoing, Tenant shall not use any part of the Premises for sleeping quarters, or for the generation of hazardous or toxic chemicals or materials except as disclosed by the Tenant in the Environmental Questionnaire and approved by the Landlord, and will not use, occupy or permit the use or occupancy of the Premises for any purpose which is forbidden by or in violation of any zoning ordinance law, rule or regulation or any other law, ordinance, or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit, suffer or permit any waste in or upon the Premises, or at any time, sell, purchase or give away or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises except through vending machines in employees’ lunch or rest areas within the Premises for use by Tenant’s employees only; or use an apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith. TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS FEES), CLAIMS AND CAUSES OF ACTION ARISING FROM TENANT’S FAILURE TO COMPLY WITH SECTION 5.1. Outside storage, including without limitation, storage in non-operative or stationary trucks, trailers and other vehicles, and vehicle maintenance or repair is prohibited without Landlord’s prior written consent. Tenant shall keep the Premises neat and clean at all times. Tenant shall promptly comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, or with respect to the occupancy or use thereof and shall comply with all matters of record affecting the Premises which may impose additional restrictions and/or obligations on Landlord or the Tenant.

5.1.2    Hazardous and Toxic Materials.

(a)     Tenant shall not incorporate into, use, release, or otherwise place or dispose of at, in, on, under or near the Premises, the Building or the Property any hazardous or toxic materials except that Tenant may use and temporarily store cleaning and office supplies and other materials used in the ordinary course of Tenant’s business and then only if (i) such materials are in limited quantities required to conduct Tenant’s business, properly labeled and contained, (ii) notice of and a copy of the current material safety data sheet is first delivered to and written consent is obtained from Landlord for each such hazardous or toxic material and (iii) such materials are used, transported, stored, handled and disposed off-site at properly authorized facilities in accordance with the highest accepted industry standards for safety, storage, use and disposal in accordance with all applicable governmental laws, rules and regulations, including without limitation applicable Environmental Laws. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of at the Premises, in the Building or the Property any hazardous or toxic materials and shall otherwise deal with all hazardous or toxic materials at the Premises, Building or Property in a manner that will not materially and adversely affect Tenant’s access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the

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presence in the Premises or the Building or the Property of hazardous or toxic materials which affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials (“ACM”) and all other materials, substances, wastes and chemicals classified, defined, listed, or regulated as, or containing, a “hazardous substance,” “hazardous waste,” “toxic substance,” “pollutant,” “contaminant,” “hazardous material,” “solid waste,” and/or “regulated substance,” under any Environmental Law. As used herein, the term “Environmental Law or Laws” shall mean any and all statutes, rules, regulations, ordinances, orders, permits, licenses, and other applicable legal requirements, relating directly or indirectly to human health or safety or environment, or the presence, handling, treatment, storage, disposal, recycling, reporting, remediation, investigation, or monitoring of hazardous or toxic materials.

(b)    Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such non-destructive or non-invasive environmental tests and surveys of the Premises as Tenant deems necessary or appropriate, subject to the conditions that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord. TENANT SHALL RESTORE THE PREMISES AND HOLD LANDLORD HARMLESS FROM AND INDEMNIFY LANDLORD AGAINST ALL LOSS, DAMAGES, AND CLAIMS RESULTING FROM OR RELATING TO TENANT’S STUDIES, TESTS AND INVESTIGATIONS. If such study, test, investigation or survey evidences hazardous or toxic materials which affect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and within five (5) days after Tenant receives the evidence of hazardous or toxic materials. If Tenant takes occupancy of the Premises prior to exercising such right, Tenant’s right to terminate this Lease shall be null and void and of no further force and effect.

(c)    If Tenant or its employees, agents, contractors, invitees, or visitors shall ever violate the provisions of paragraph (a) of this subsection 5.1.2 or otherwise contaminate the Premises or the Property, then Tenant shall promptly, diligently, and expeditiously investigate, clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations including without limitation applicable Environmental Laws and then prevalent industry practice and standards and shall repair any damage to the Premises or the Building or the Property as soon as practicable. Tenant shall notify Landlord in advance of its method, time and procedure for any investigation, remediation or monitoring of hazardous or toxic materials and Landlord shall have the right to require reasonable changes in such method, time or procedure as Landlord considers appropriate to prevent interference with any use, occupancy, care, appearance or maintenance of the Property or the Building, or the rights of other tenants, or to require the same to be done after normal business hours. Under no circumstances shall any remediation by Tenant leave any hazardous or toxic materials at, in, on, or under the Premises, the Property, or the Building without first obtaining the prior written consent of Landlord. Tenant’s obligations under this subsection 5.1.2(c) shall survive the termination of this Lease. If Tenant does not properly perform its obligations hereunder and such deficiency is not cured to Landlord’s satisfaction within thirty days after notice from Landlord of such deficiency, Landlord shall have the right, but not the obligation, to perform such work and all costs and expenses associated therewith shall be due and payable by Tenant upon demand. Tenant represents to Landlord that, except as has been disclosed to Landlord in writing, Tenant, or any of its owners, partners, managers, members, shareholders, or venturers shall have never been cited for or convicted of any violations under applicable laws, rules and regulations, including without limitation Environmental Laws.

(d)    TENANT AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES (INCLUDING WITHOUT LIMITATION STRICT LIABILITIES), PENALTIES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING ATTORNEYS’ AND CONSULTANT’S FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST SUCH INDEMNITEES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OR RESULTING FROM, THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER, FROM OR NEAR THE

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PREMISES WHICH IS CAUSED BY TENANT, OR ITS LICENSEES OR INVITEES OR ANY PERSON ACTING UNDER, ON BEHALF OF, OR AT THE DIRECTION OR PERMISSION OF TENANT. THE PROVISIONS OF THIS SECTION 5.1.2(d) SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

5.1.3    Monitoring, Inspecting and Remediating Mold. Tenant, at its sole cost and expense shall:

(a)    Tenant, at its sole cost and expense, shall (i) regularly monitor the Premises for the presence of mold or for any conditions that reasonable can be expected to give rise to mold (the “Mold Condition”), including but not limited to, observed or suspected instances of water damage, mold growth, repeated complaints of respiratory ailment or eye irritation by Tenant’s employees or any other occupants in the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises; and (ii) promptly notify Landlord in writing if Tenant suspects mold or Mold Conditions at the Premises.

(b)    In the event of suspected mold or Mold Conditions at the Premises, Tenant, at its sole cost and expense, shall promptly cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises, and shall (i) notify Landlord, in writing, at least three (3) days prior to the inspection, of the date on which the inspection shall occur, and which portion of the Premises shall be subject to the inspection; (ii) retain an industrial hygienist certified by the American Board of Industrial Hygienists (“CIH”) or an otherwise qualified mold consultant (generally, “Mold Inspector”) to conduct the inspection; and (iii) cause such Mold Inspector to: (A) obtain or maintain errors and omissions insurance coverage with terms and limits customarily maintained by Mold Inspector, adding Landlord as an additional insured with respect to Landlord’s vicarious liability, and provide to Landlord evidence of such coverage and a copy of the endorsement granting Landlord additional insured status; (B) perform an inspection in a manner that is strictly confidential and consistent with the duty of care exercised by a Mold Inspector; and (C) prepare an inspection report, keep the results of the inspection report confidential, and promptly provide a copy to Landlord.

(c)    In the event the inspection required by (b) above determines that mold or Mold Conditions are present at the Premises, then (I) Tenant, at its sole cost and expense shall promptly: (A) hire trained and experienced mold remediation contractors to prepare a remediation plan and to remediate the mold or Mold Conditions at the Premises; (B) send Landlord notice, in writing, with a copy of the remediation plan, at least 3 days prior to the mold remediation, stating: (1) the date on which the mold remediation shall start; (2) which portion of the Premises shall be subject to remediation; (3) the name, address, and telephone number of the certified mold remediation contractors performing the remediation; (4) the remediation procedures and standards to be used at the Premises; (5) the clearance criteria to be employed at the conclusion of the remediation; and (6) the date the remediation will conclude; (C) notify, in accordance with any applicable state or local health or safety requirements, its employees as well as occupants and visitors of the Premises of the nature, location, and schedule for the planned mold remediation; (D) ensure that the mold remediation is conducted in accordance with the relevant provisions of the document Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March 2001) (“EPA Guidelines”), published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other applicable, legally binding federal, state, or local laws, regulatory standards or guidelines: and (E) provide Landlord with a draft of the mold remediation report and give Landlord a reasonable opportunity to review and comment thereon, and when such report is finalized, promptly provide Landlord with a copy of the final remediation report.

(d)    Tenant acknowledges and agrees that Landlord shall have a reasonable opportunity to inspect the remediated portion of the Premises after the conclusion of the mold remediation. If the results of Landlord’s inspection indicate that the remediation does not comply with the final remediation report or any other applicable federal, state, or local laws, regulatory standards or guidelines, including without limitation, the EPA Guidelines, then Tenant, at its sole cost and expense, shall immediately take all further actions necessary to ensure such compliance.

ARTICLE 6

UTILITIES AND SERVICES

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SECTION 6.1 UTILITIES.

Except for Landlord’s obligation under the last two sentences of this Section 6.1, Tenant shall be responsible for providing all utilities to the Premises. Tenant shall directly pay for all utilities used on the Premises which are separately metered, and reimburse Landlord for sub-metered utilities (if any) together with any maintenance charges for utilities. The cost of any utilities which are not separately metered or sub-metered to the Premises shall be an Operating Expense and charged to Tenant in accordance with Article 3. Tenant’s use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord shall in no event be liable for any interruption or failure of, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, any interruption or failure of utilities or other services to the Premises, nor shall any such interruption or failure in any such utility or service be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein, and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or in default hereunder, as a result of any such interruption or failure. However, if any such interruption is caused by a break or other damage to any utility lines located on the Property and outside of the Building that are under the exclusive control of Landlord, upon receipt of written notice of such interruption Landlord shall use reasonable efforts to perform or cause to be performed the necessary repairs within such time frame as may be reasonable under the circumstances in order to restore the affected service to the Premises. In addition, if any such interruption is caused by a break or other damage to any utility line located on the Property and controlled by a governmental, private or public utility, Landlord will cooperate with such utility so that the interrupted service is restored to the Premises as soon as it is reasonably possible.

SECTION 6.2 SERVICES.

Landlord shall be under no obligation to provide any services to the Building or Premises, except that Landlord shall provide maintenance and cleaning in the Common Areas and utility service lines and hookups to the Building.

ARTICLE 7

MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 7.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR.

Landlord shall (subject to Section 8.1, Section 8.4, Article 9 and Landlord’s rights under Section 3.2, and except for ordinary wear and tear) maintain load bearing walls and foundation and repair or replace the roof of the Building when necessary (with the cost of roof repairs an Operating Expense, and charged to Tenant pursuant to Section 3.2.1(b)). Except for maintaining the structural soundness of the load bearing walls and foundation of the Building located within the Premises, Landlord shall not be required to maintain or repair any other portion of the Premises. Tenant hereby waives, so far as permitted by law, the right to make repairs at Landlord’s expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

Basic Elements of the facility which include (i) boiler and pressure vessels, (ii) fire extinguishing systems, including fire alarm and/or smoke detection, (iii) roof membrane and drains, (iv) driveways and parking lots, (v) clarifiers, (vi) basic utility feeds to the perimeter of the Building, and (vii) any other equipment, if reasonably required by Landlord will be directly paid by the tenant or subject to Additional Rent expense recoveries in accordance with Section 3.2 of this Lease. Without relieving Tenant of liability resulting from Tenant’s failure to exercise and perform good maintenance practices, if the Basic Elements described above cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Landlord, and the cost thereof shall be prorated between the Parties and Tenant shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, and amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including

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interest on the unamortized balance as is then commercially reasonable in the judgment of Landlord’s accountants), with Tenant reserving the right to prepay its obligation at any time.

SECTION 7.2 TENANT’S OBLIGATIONS TO MAINTAIN AND REPAIR.

7.2.1    Tenant’s Obligations. Subject to Sections 7.1, 8.1 and 8.4 and Article 9, Tenant shall, at Tenant’s sole cost and expense, and with Landlord’s supervision, repair and, as appropriate, replace any damage or injury done to the Premises caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors and shall otherwise keep and maintain in good condition, appearance and repair (including replacements), the Premises, which obligation shall include, but not be limited to, the maintenance, repair and, as appropriate, replacement of (a) all security, fire (including fire sprinkler), heating and air conditioning systems and fixtures serving the Premises, (b) all plumbing, sewage, mechanical and electrical systems and fixtures serving the Premises, (c) all fixtures, walls, ceilings, floors, doors, overhead and dock loading doors, windows, plate glass, skylights, lamps, fans and all other appliances and equipment of every kind and nature located in, upon or about the Premises and (d) the rail spur(s), if any, exclusively serving the Premises. TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), CLAIMS AND CAUSES OF ACTION ARISING FROM OR INCURRED BY AND/OR ASSERTED IN CONNECTION WITH ANY SUCH MAINTENANCE, REPAIRS, REPLACEMENTS, DAMAGE OR INJURY OR TENANT’S BREACH OF ITS OBLIGATIONS UNDER THIS SECTION 7.2 All repairs and replacements performed by and on behalf of Tenant shall be performed in a good and workmanlike manner acceptable in all aspects to Landlord, and in accordance with Landlord’s standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 7.2. Tenant shall make no repairs to or penetrations of the roof of the Premises without Landlord’s consent. The Landlord warrants the HVAC, plumbing and other systems from the commencement of the lease to a date 90 days thereafter (the “Warranty Period”). Said warranty will cover all materials and labor on repairs during the Warranty Period unless caused by Tenant misuse. In the event a replacement of the system is required during the Warranty Period, any months of amortization of the new asset will be abated if they fall within the Warranty Period.

7.2.2    Rights of Landlord. Any maintenance, repairs or replacements to be performed by Tenant under Section 7.2.1 above and any service which Tenant is required to provide under Section 6.1 above may, upon written notice from Landlord to Tenant, be performed by Landlord for Tenant’s benefit, in which event Tenant shall reimburse Landlord for all expenses and costs incurred by Landlord in performing same plus an additional five percent (5%) of such amount to compensate Landlord for Landlord’s overhead and administrative costs relating to such work. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection 7.3.3. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 7.2.1 or fails to provide the services required under Section 6.1 above, and such failure continues beyond a reasonable period of time, Landlord shall have the right to perform such maintenance, repairs and replacements or provide such services, at Tenant’s sole cost and expense. Tenant shall pay to Landlord on demand any such expense incurred by Landlord plus an additional five percent (5%) of such amount to compensate Landlord for Landlord’s overhead and administrative costs relating to such work, together with interest thereon at the rate specified in Section 16.9 from the date of demand until paid. All such amounts owing pursuant to this Section 7.2.2 shall be deemed Rent hereunder.

SECTION 7.3 IMPROVEMENTS AND ALTERATIONS

7.3,1    Landlord’s Construction Obligations. Landlord’s sole construction obligation under this Lease is as set forth in the Work Letter attached hereto as Exhibit D.

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7.3.2    Alteration of Building by Landlord; New Construction. Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including structural elements and load bearing elements within the Premises), to enclose and/or change the arrangement and /or location of driveways or parking areas or landscaping or other Common Areas of the Property, and to construct new improvements on adjacent parcels of land, all without having committed an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Rent”). When exercising the Reserved Right, Landlord will use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.

7.3.3    Alterations, Additions, Improvements and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant’s Improvements under the Work Letter) to, nor install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes modifications, alterations, additions, improvements other than Tenant’s Improvements under the Work Letter and installations approved by Landlord are herein collectively referred to as “Installations”) if any such Installations would (i) affect structural or load bearing portions of the Premises, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase of Tenant’s usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms, and interior glass partitions) or (vii) violate any provision in Article 5 or Exhibit B attached hereto. All installations shall be at Tenant’s sole cost and expense. Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises, including Tenant’s clean room, manufacturing equipment and related equipment (“Tenant’s Property”) shall at all times be and remain Tenant’s property and may be removed without Landlord’s consent. The Tenant shall be responsible for repairing any damage caused by such removal. None of these items are construed to include any parts of the electrical, plumbing, mechanical or other building systems. Without in any way limiting Landlord’s consent rights, Landlord’s consent shall be conditioned on (a) Landlord approving the contractor or person making such Installations and approving such contractor’s insurance coverage to be provided in connection with the work, (b) Landlord’s supervision of the work, (c) Landlord’s approving final and complete plans and specifications for the work and (d) the appropriate governmental agency, if any, having final and complete plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 2.3 of this Lease. TENANT SHALL INDEMNIFY AND SAVE LANDLORD HARMLESS FROM ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT. All Installations performed by or on behalf of Tenant shall be performed diligently and in a first-class workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant’s and Landlord’s insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

7.3.4.     Approvals. Any approval by Landlord (or Landlord’s architect and/or engineers) of any of Tenant’s contractors or Tenant’s drawings or plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant’s Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

ARTICLE 8

INSURANCE, FIRE AND CASUALTY

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SECTION 8.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES.

Tenant covenants and agrees to immediately give Landlord telephonic and written notice of any fire or other casualty affecting the Premises or Building. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within two hundred seventy (270) days of Landlord’s becoming aware of the applicable fire or casualty, either Landlord or Tenant may, at its option, terminate this Lease, by written notice to the other, with Tenant’s notice to be given within ten (10) days after being advised by Landlord that the rebuilding or repairs cannot be completed within two hundred seventy (270) days of Landlord’s becoming aware of the applicable fire or casualty, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, Landlord shall within sixty (60) days after the date of receipt of notice of such damage, commence to rebuild or repair the Building and the Premises (including Tenant’s Improvements, but only to the extent of insurance proceeds actually received by Landlord for the repair of Tenant’s Improvements), and shall pursue with reasonable diligence the repair and restoration of the Building and the Premises to substantially the same condition which existed immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant’s Improvements, but only to the extent of insurance proceeds actually received by Landlord for the repair of Tenant’s Improvements which shall be first utilized by Landlord before any proceeds of Landlord’s insurance) which may have been placed by Tenant or other tenants within the Building or at the Premises. Landlord shall allow Tenant a proportionate diminution of Base Rent and Additional Rent as may be fair and reasonable under the circumstances during any period of reconstruction or repair of the Premises due to an occurrence contemplated in this Section 8.1; provided, that Base Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Base Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord’s restoration obligation, in the event any mortgage under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Upon termination of the Lease pursuant to this Section, Base Rent and Additional Rent shall be abated from the date of the fire or casualty. Landlord and Tenant agree that the foregoing provisions of this Section 8.1 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling mow or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, the provisions of California Civil code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

SECTION 8.2 TENANT’S INSURANCE

8.2.1    Types of Coverage. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth below:

(a)    Liability Insurance. Commercial General Liability Insurance covering the Premises Tenant’s use thereof against claims for personal or bodily injury or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and its subsidiaries, directors, agents and employees and the Property Manager, with limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, combined single limit, with respect to injury to any number of persons and all property damage without a deductible. Tenant’s liability insurance policy shall include a Waiver of Subrogation Endorsement. If the Agreed Rentable Area of the Premises is more than 20,000 square feet, then, in addition to and not in lieu of the above-stated coverage, Tenant shall carry umbrella or so-called excess coverage in the amount of not less than $1,000,000 over Tenant’s base coverage amount with no deductible.

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This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

(b)    Property Damage. Property insurance on an “special form” coverage covering all fixtures, equipment and personalty located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof, with a deductible not to exceed $5,000. Such policy will be written in the name of Tenant, and Landlord shall be added as Loss Payee with respect to its interests in Tenant’s Improvements and Betterments.

(c)    Workers Compensation Insurance. Worker’s compensation insurance including Employer’s Liability Insurance with limits in amounts not less than $500,000 per individual, and $500,000 per policy-disease. Tenant’s worker’s compensation insurance policy shall include a Wavier of Subrogation Endorsement. Said policy shall insure against and satisfy Tenant’s obligations and liabilities under the worker’s compensation laws of the state of California.

(d)    Other. Such other insurance as Landlord may reasonable require from time to time.

8.2.2    Other Requirements of Insurance. All such insurance will be issued and underwritten by companies with an A.M. Best Rating of not less than A-VIII licensed to do business in California and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation (except 10 days for nonpayment of premium), (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord’s designees will be paid first by the insurance company for Landlord’s loss and (d) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord.

8.2.3    Proof of Insurance. Tenant shall deliver to Landlord duplicate originals of certificates and endorsements as applicable (policies at Landlord’s request) of insurance by this Section 8.2 prior to the Commencement Date and duly executed originals of binders of such insurance evidencing in-force coverage, within ten (10) days prior to the commencement of construction of Tenant’s Improvements. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 8.3 LANDLORD’S INSURANCE

8.3.1    Types of Coverage. Landlord covenants and agrees that from the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain the insurance set forth below:

(a)    Liability Insurance. Commercial General Liability Insurance covering the Building and all Common Areas against claims for personal or bodily injury or property damage occurring upon, in or about the Building or Common Areas with limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, combined single limit, with respect to injury to any number of persons and property damage. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

(b)    Property Insurance. Landlord shall at all times during the term hereof maintain in effect a policy or policies covering the Building (excluding property required to be insured by Tenant) on an “all risk” basis in such amounts as Landlord may from time to time determine, providing protection against perils included within the standard form of “all risk” insurance policy promulgated in California, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

8.3.2    Self-Insurance. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 8.4. WAIVER OF SUBROGRATION

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD AND TENANT EACH HEREBY WAIVE ANY RIGHTS THEY MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR INVITEES), to their respective property, the Premises, its contents or to any other portion of the Building or the Property arising from any risk covered by the current form of property insurance and fire and extended coverage insurance promulgated by the applicable insurance board or commission in California and required to be carried by Tenant and Landlord, respectively under subsections 8.2.1 and 8.3.1 of this Lease. If a party waiving rights under this Section is carrying an “all-risk” coverage insurance policy in the promulgated form used in California and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. The parties hereto each, on behalf of their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section, and to have said insurance coverage by reason of said waivers. The following waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 8.5 INDEMNITY

8.5.1    Tenant’s Indemnity. TENANT COVENANTS AND AGREES TO INDEMNIFY AND HOLD LANDLORD, PROPERTY MANAGER AND THEIR RESPECTIVE PARTNERS, TRUST MANAGERS, OFFICERS, DIRECTORS, EMPOYEES AND AGENTS HARMLESS FROM ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS (EACH A “CLAIM” AND COLLECTIVELY THE “CLAIMS” ) WHICH (i) ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD, (ii) ARE NOT PAID BY INSURANCE CARRIED BY TENANT OR LANDLORD (WITHOUT IN ANY WAY AFFECTING THE REQUIREMENTS OF OR LANDLORD’S RIGHTS UNDER SECTION 8.2) AND (iii) ARISE FROM OR IN CONNECTION WITH (a) THE USE OR OCCUPANCY OF THE PREMISES AND/OR ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PREMISES CAUSED BY TENANT OR (b) ANY BREACH BY TENANT OF ANY REPRESENTATION OR COVENANT OF THIS LEASE; PROVIDED, HOWEVER, SUCH INDEMNIFICATION OF LANDLORD BY TENANT SHALL NOT INCLUDE ANY CLAIM WAIVED BY LANDLORD UNDER SECTION 8.4 HEREOF, ANY CLAIM TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY CLAIM RELATING TO HAZARDOUS OR TOXIC MATERIALS EXCEPT TO THE EXTENT SUCH CLAIM ARISES OUT OF A BREACH BY TENANT OF ANY OF THE PROVISIONS OF SUBSECTION 5.1.2.

8.5.2    Landlord’s Indemnity. LANDLORD WILL INDEMNIFY AND HOLD TENANT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS HARMLESS FROM ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS (EACH A “CLAIM” AND COLOLECTIVELY THE “CLAIMS”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST TENANT AND WHICH ARE NOT PAID BY PROCEEDS OF INSURANCE CARRIED BY LANDLORD OR TENANT AND WHICH ARISE FROM OR IN CONNECTION WITH (a) THE USE OF THE COMMON AREAS AND/OR ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR ON THE COMMON AREAS OR (b) ANY BREACH BY LANDLORD OF ANY REPRESENTATION OR COVENANT IN THIS LEASE; PROVIDED, HOWEVER, SUCH INDEMNIFICATION OF TENANT BY LANDLORD SHALL NOT INCLUDE ANY CLAIM WAIVED BY TENANT UNDER SECTION 8.4 HEREOF, ANY CLAIM TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY CLAIM RELATING TO HAZARDOUS OR TOXIC MATERIALS EXCEPT TO THE EXTENT SUCH CLAIM ARISES OUT OF A BREACH BY LANDLORD OF ANY OF THE PROVISIONS OF SUBSECTION 5.1.2 OR (c) RESULTING FROM TOXIC OR HAZARDOUS WASTE CONTAMINATION EXISTING PRIOR TO THE COMMENCEMENT DATE OR RESULTING FROM THE DIRECT ACTIONS OF THE LANDLORD.

ARTICLE 9

COMMERCIAL LEASE AGREEMENT	17

CONDEMNATION

SECTION 9.1 CONDEMNATION OF THE PROPERTY.

If the Property or any portion thereof that, in Landlord’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purpose, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord upon written notice to Tenant, forthwith cease and terminate.

SECTION 9.2 CONDEMNATION OF PREMISES.

In the event that all or substantially all of the Premises are taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period exceeding two hundred seventy (270) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 9.3 CONDEMNATION WITHOUT TERMINATION.

If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 9.1 or 9.2 and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises or the Building, the Base Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises or the Building. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonable feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work in an amount in excess of the amount received by Landlord as compensation or damages (in excess of the amounts retained by the mortgagee of the Property relating to the property taken) for the part of the Building or the Premises so taken.

SECTION 9.4 CONDEMNATION PROCEEDS.

Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce the Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s physical property. Landlord and Tenant agree that the foregoing provisions of this Article 9 are to govern their respective rights and obligations in the event of any condemnation of the Property or the Premises and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter enforced which provide remedies for condemnation of leased premises (including, without limitation, the provisions of California Code of Civil Procedure Sections 1265.110 through 1265.160 and any successor statutes or laws of a similar nature).

ARTICLE 10

LIENS

Tenant shall keep the Premises free from all liens arising out of any work performed, materials furnished or obligations by or for Tenant and TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS), ARISING FROM OR IN CONNECTION WITH ANY SUCH LIENS, in the event that Tenant shall not, within ten (10) days following notification to Tenant of

COMMERCIAL LEASE AGREEMENT	18

the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 16.9. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or furnishing of any materials for any specific improvement, alteration or repair of or to the Building or Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Property or the Premises.

ARTICLE 11

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improve-ments (excluding Tenant’s Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord, at its sole election, pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof. Such amounts shall bear interest from the date paid by Landlord until reimbursed by Tenant at the rate set forth in Section 16.9.

ARTICLE 12

SUBLETTING AND ASSIGNING

SECTION 12.1 SUBLEASE AND ASSIGNMENT.

Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests of Tenant (a “Change of Control”) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant without the prior written consent of Landlord which consent shall not be unreasonably withheld. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and/or sublettings All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within twenty (20) days of receipt of an invoice from Landlord. In addition, Tenant will pay to Landlord an administrative overhead fee of $500 plus reasonable attorneys cost not to exceed $1,500.00, in consideration for Landlord’s review of any requested assignment or sublease. Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, (i) engage in a Change of Control or (ii) sublet the Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of Tenant’s assets; provided, however, that, as a result of any of the foregoing transactions (including a Change of Control), the Tenant under this Lease (including any assignee resulting from any such transaction) must then have sufficient credit to perform all remaining obligations of Tenant under this Lease.

SECTION 12.2 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT.

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If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, fifty percent (50%) of any rent received by Tenant in excess of the rent payable hereunder shall be paid to Landlord, for Landlord’s sole benefit. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice from Landlord of Tenant’s default beyond applicable notice and cure periods, and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 12.2, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

ARTICLE 13

SUBORDINATION AND

TENANT’S ESTOPPEL CERTIFICATE

SECTION 13.1 SALE OF PROPERTY.

In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any and all liability of this Lease arising after the date of such sale, provided that it a Security Deposit has been paid by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers or credits the Security Deposit to the applicable purchaser.

SECTION 13.2 SUBORDINATION, ATTORNMENT AND NOTICE.

This Lease is subject and subordinate to any lease wherein Landlord is the tenant and to the liens of any and all mortgages or deeds of trust, regardless of whether such lease, mortgages or deeds of trust now exist or may hereinafter be created with regard to all and any part of the Property, and to any and all advances to be made thereunder, and to the interest thereon, and all modification, consolidations, renewals, replacements and extensions thereof. Tenant also agrees that any lessor, mortgage or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust, and in the event of such election and upon notification by such lessor, mortgagee or trustee to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises (except in a sale-leaseback financing transaction), or in the event of a termination of any lease in a sale-leaseback transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee, or mortgagee, as the case may be, as Landlord under this Lease. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without giving written notice specifying the default in reasonable detail to any lessor, mortgagee or trustee whose address has been delivered to Tenant, and affording such lessor, mortgagee or trustee a reasonable opportunity to perform and/or cure Landlord’s default. Tenant further agrees that any lessor, mortgagee, trustee or purchaser at foreclosure shall not be liable for any acts of Landlord, shall not be liable for the Security Deposit if not actually received by any such party, be bound by any amendments of this Lease which it did not consent to in writing or be obligated to recognize Tenant’s payment of any Rent which is paid to Landlord more than thirty (30) days in advance of its due date. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgages, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor,

COMMERCIAL LEASE AGREEMENT	20

mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 13.2.

SECTION 13.3 TENANT’S ESTOPPEL CERTIFICATE.

Tenant shall, within ten (10) days of the receipt of a request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: the commencement date of this Lease; the amount of any security deposit; that this Lease is in full force and effect, with rental paid through the current date specified by Tenant and that Tenant is not in default; that this Lease has not been modified or amended; that Landlord is not in default and has fully performed all of its obligations hereunder If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue.

Tenant shall, if reasonably requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonable satisfactory to Landlord evidencing the agreement of tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

ARTICLE 14

DEFAULT

SECTION 14.1 DEFAULTS BY TENANT.

The occurrence of any of the events described in subsections 14.1.1 through 14.1.6 shall constitute a default and breach of this Lease by Tenant.

14.1.1     Failure to Pay Rent. The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, the provisions or California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

14.1.2     Failure to Perform. Except for failure covered by subsection 14.1.1, any failure by Tenant to observe and perform any provision of this Lease (including but not limited to the payments due for the Tenant share of construction under the Work Letter-Exhibit D) to be observed or performed by Tenant where such failure continues for fifteen (15) (or such other shorter or longer period of time as may otherwise be specified in this Lease as to any particular provision hereof) days after written notice to Tenant; provided that if such failure cannot be cured within said period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such period, diligently and continuously pursues the curative action, and fully and completely cures the failure within sixty (60) days after such written notice to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable aw (including without limitation, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law).

14.1.3    Bankruptcy, Insolvency, etc. Tenant or any Guarantor of Tenant’s obligations hereunder, cannot meet its obligations as they become due; or is declared insolvent according to any law; or an assignment of Tenant’s or Guarantor’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or their respective properties; or the interest of Tenant or Guarantor under the Lease is levied on under execution or under other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant or Guarantor bankrupt or to delay, reduce or modify Tenant’s or Guarantor’s debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant’s or Guarantor’s capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing).

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14.1.4    Abandonment; Vacation. The abandonment of the Premises by Tenant, or the vacating of the Premises by Tenant without providing a sufficient level of repair, maintenance and security to the Premises, or, if Tenant shall fail to move into or take possession of the Premises within thirty (30) days after the date on which Rent is to commence under the terms of this Lease.

14.1.5    Loss of Right to do Business. If Tenant fails to maintain its right to do business or fails to pay any applicable annual franchise or other applicable taxes or assessments as and when the same become finally due and payable.

14.1.6    Dissolution or Liquidation. Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

SECTION 14.2 REMEDIES OF LANDLORD.

Upon the occurrence of any default by Tenant specified in Section 14.1, Landlord, at its option, may in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth in subsections 14.2.1, 14.2.2 or 14.2.3.

14.2.1    Termination of Lease. Upon the occurrence of a default hereunder, Landlord may terminate this Lease and Tenant’s right of possession of the Premises (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Upon any such termination, Landlord shall be entitled to recover:

(a)	The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b)

The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(c)

The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d)

Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys’ fees and costs; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, alterations and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any tenant improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which this Lease is terminated, and the denominator of which is the total number of months of the Lease Term.

As used in Subsections 14.2.1(a) and (b) above, the “worth of the time of award” is computed by allowing interest at the rate prescribed in Section 16.9 hereof. As used in Subsection 14.2.1(c) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.2.2    Collect Rent as it Becomes Due. Landlord also has the remedy in California Civil Code Section 1951.4, providing that Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations.

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14.2.3    Cure of Default. Landlord may enter upon the Premises, without having any liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

14.2.4    Continuing Obligations. No re-entering upon the Premises or any part thereof pursuant to subsection 14.2.3 of this Section or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such re-entering. In the event of any such re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

14.2.5    Waiver of Rights to Claim Forfeiture. Tenant hereby waives, so far as permitted by law, any right it may have under California Code of Civil Procedure Section 1179 to apply to the Court to relieve Tenant from forfeiture of this Lease following a judgment for possession of the Premises.

14.2.6.    Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

SECTION 14.3 DEFAULTS BY LANDLORD.

Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been given to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (l) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 14.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in Item 14 of Article 1. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice and not sent in compliance with Article 15 shall be of no force or effect.

SECTION 14.4 LANDLORD’S LIABILITY.

14.4.1    Limitation of Recourse. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 8.1 and 9.2, or in any Rider which may be attached hereto If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord, its trust managers, partners, officers, employees and shareholders shall not be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise.

14.4.2    Limitations on Landlord’s Liability. Unless covered by Section 8.5.2, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses or damage or liability of any kind

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arising from (i) the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees, or contractors; (ii) fire, explosion, falling sheet rock, gas, electricity, water, rain, or snow, or dampness or leaks in any part of the Premises, (iii) the pipes, appliances or plumbing works or from heating, ventilation or air conditioning equipment, the roof, street, or subsurface, or (iv) tenants or any person either in the Premises or elsewhere in the Building (other than Common Areas), or by occupants of Property adjacent to the Building or Common Areas, or by the public or by the construction of any private, public, or quasi-public work. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or others located in the Premises or the Building by reason of theft or burglary.

ARTICLE 15

NOTICES

Any notice required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, or (b) Federal Express of similar overnight carrier with proof of delivery, or (c) United States mail, postage prepaid, addressed as provided in Item 14 of Article 1 and Subsection 14.3 hereof, or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 14 of Article 1. Any such notice or communication shall be deemed to have been given either at the time of receipt of personal delivery or, in the case of overnight courier service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

ARTICLE 16

MISCELLANEOUS PROVISIONS

SECTION 16.1 BUILDING NAME AND ADDRESS.

Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord shall the right at any time to change the name, address, or designation by which the Building is known.

SECTION 16.2 SIGNAGE.

Tenant shall not without the prior written consent of Landlord erect, inscribe, paint, affix or display anything or place other insignia upon any part of the Property or any portion of the Premises. Without in any way limiting the foregoing, any signs erected by Tenant shall conform to all laws, ordinances, statutes, rules, regulations or other governmental or quasi- governmental or restrictive covenant requirements and Standard Signage Criteria that Landlord has prescribed for the Property. Once approved by Landlord and erected by Tenant, Tenant shall keep and maintain such signs in good repair and remove the same and restore the Premises (and/or Property) prior to the Expiration Date (as set forth in Item 5 of Article 1) to their original condition. Tenant, at Tenant’s expense will have the right to install a sign at the entrance to the Premises that meets the requirements of the sign program.

SECTION 16.3 NO WAIVER.

No waiver by Landlord or by Tenant of any provisions of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord or Tenant of any breach by the other shall be deemed a waiver of any subsequent breach by such party of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord’s or Tenant’s consent to or approval of any act by the other party requiring the other party’s consent or approval shall not be

COMMERCIAL LEASE AGREEMENT	24

deemed to render unnecessary the obtaining consent to or approval of any subsequent act of the other party. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys or access cards to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord such breach or any other breach, other than the failure of Tenant to pay the particular Rent so accepted. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

SECTION 16.4 APPLICABLE LAW.

This Lease shall be governed by and construed in accordance with the laws of the State of California. Any litigation between the parties hereto concerning this Lease shall be initiated in the County of Orange, State of California. This Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

SECTION 16.5 SUCCESSORS AND ASSIGNS.

Subject to Article 12 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representative successors and assigns.

SECTION 16.6 BROKERS.

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except only the broker named in Item 15 & 16 of Article 1 and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. TENANT AGREES TO INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY LIABILITY OR CLAIM, WHETHER MERITORIOUS OR NOT, ARISING IN RESPECT TO BROKERS AND/OR AGENTS NOT SO NAMED. Landlord has agreed to pay the fees of the brokers (but only the brokers) names in Items 10 and 11 of Article 1 to the extent that Landlord has agreed to do so pursuant to a written agreement with such brokers. Landlord agrees to pay Lee and Associates a commission equal to three percent (3%) of the total Lease consideration for years one through five (1-5) Broker Shall not be entitled to a commission for renewals, extensions, enlargements etc.

SECTION 16.7 SEVERABILITY.

If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provision to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 16.8 EXAMINATION OF LEASE.

COMMERCIAL LEASE AGREEMENT	25

Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 16.9 INTEREST ON TENANT’S OBLIGATIONS.

In addition to the late charges specified in Section 3.4, any amount due from Tenant to Landlord which is not paid on or before the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 16.10 TIME.

Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in the Lease, such period shall refer to calendar days unless otherwise expressly stated in the Lease.

SECTION 16.11 DEFINED TERMS AND MARGINAL HEADINGS.

The words Landlord and Tenant as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 16.12 AUTHORITY OF TENANT.

If Tenant executes this Lease as a corporation or partnership, then Tenant represents and warrants that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with the by-laws of Tenant, and in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

SECTION 16.13 FORCE MAJURE.

Whenever a period of time is hereby prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Base Monthly Rent, Additional Rent or any other amount payable to Landlord hereunder or delay the Commencement Date.

SECTION 16.14 RECORDING.

This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord’s expense, at any time during the terms hereof, and, if required, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 16.15

NO REPRESENTATIONS. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO ORAL OR WRITTEN WARRANTIES, REPRESENTATIONS OR PROMISES (EXPRESS OR IMPLIED) WITH

COMMERCIAL LEASE AGREEMENT	26

RESPECT TO THE PREMISES, THE BUILDING OR ANY OTHER PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE CONDITION, USE OR SUITABILITY OF THE PREMISES, THE BUILDING OR THE PROPERTY), EXCEPT AS HEREIN EXPRESSLY SET FORTH AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE.

SECTION 16.16 PARKING.

The parking areas and any parking structures shall be designated for automobile parking on a nonexclusive basis for all Property tenants (including Tenant) and their respective employees, customers, invitees and visitors. Notwithstanding the foregoing, Tenant shall be granted 3:1,000 parking ratio (i.e. 65 parking spaces) free and in-common during normal business hours, Monday through Friday, national holidays excluded, for the term of the Lease. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord with whom Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of appropriate vehicles in appropriate designated parking areas. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate reasonable rules and regulations regarding the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to reasonably designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner’s expense.

SECTION 16.17 ATTORNEYS’ FEES.

In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 16.18 NO LIGHT, AIR OR VIEW EASEMENT.

Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 16.19 SURVIVAL OF INDEMNITIES.

Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of the Lease.

SECTION 16.20

WAVIER OF TRIAL BY JURY. Tenant and Landlord each: (1) AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS TENANT AND LANDLORD THAT IS TRIABLE OF RIGHT BY A JURY; AND (2) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

SECTION 16.21 ENTIRE AGREEMENT.

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such

COMMERCIAL LEASE AGREEMENT	27

matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 16.22 INTENTIONALLY DELETED.

SECTION 16.23 LEASE CONTENTS. This Lease consists of sixteen Articles and Exhibits “A” through “H” and Rider 1.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease as of the date specified in the introductory paragraph of this Lease.

LANDLORD

ACCURIDE INTERNATIONAL, INC.

By:	/s/ Jeffrey A. Dunlap
Name:	Jeffrey A. Dunlap
Title:	CFO

TENANT

CALHOUN VISION, INC.

By:	/s/ Ron Kurtz
Name:	Ron Kurtz
Title:	COO

COMMERCIAL LEASE AGREEMENT	28

Exhibit A

Columbia Corporate Center -Aliso Viejo 92656

COMMERCIAL LEASE AGREEMENT	29

EXHIBIT B

ACCEPTANCE OF PREMISES MEMORANDUM

This Acceptance of Premises Memorandum is being executed pursuant to that certain Commercial Lease Agreement (the “Lease”), dated the 29lh day of October, 2015, between ACCURIDE INTERNATIONAL, INC. (“Landlord”) and CALHOUN VISION, INC. (“Tenant”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the building located at 100 COLUMBIA, SUITE 200, ALISO VIEJO, CA. Landlord and Tenant hereby agree as follows:

1.    Landlord has fully completed the construction work required under the terms of the Lease, except for the Punch List Items (as may be shown on the attached Punch List).

2.    The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items), and both Tenant and Landlord acknowledge that the Building, the Premises and Tenant Improvements are satisfactory in all respects, except for the Punch List Items, and are suitable for the Permitted Use.

3.    The Commencement Date of the Lease is the      day of         , 2015. If the date set forth in Item 4 of Article 1 of the Lease is different than the date set forth in the preceding sentence, then Item 4 of Article 1 of the Lease is hereby amended to the Commencement Date set forth in the preceding sentence.

4.    The Expiration Date of the Lease is the      day of         , 2015. If the date set forth in Item 5 of Article 1 of the Lease is different than the date set forth in the preceding sentence, then Item 5 of Article 1 of the Lease is hereby amended to be the Expiration Date set forth in the preceding sentence.

5.    Tenant represents to Landlord that Tenant has obtained a Certificate of Occupancy covering the Premises, a copy of which is attached hereto as Exhibit B-1. Tenant shall determine whether or not a Certificate of Occupancy is required from the City of Aliso Viejo. All decisions and any fines, legal disputes, issues or discussions with the City of Aliso Viejo are the responsibility of the Tenant and will be undertaken at their sole expense.

6.    Tenant acknowledges that it has been given the opportunity to inspect the Premises and has conducted such inspections and investigations of the Premises as it deems necessary and appropriate and accepts Premises in an “AS IS, WHERE IS” condition, that the building and improvements comprising the Premises are suitable for the purpose for which the Premises are being leased hereby and that Landlord makes no warranty as to the habitability, fitness or suitability of the Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances.

7.    All capitalized terms are not defined herein shall have the following meaning assigned to them in the Lease,

The parties agree to and execute this Exhibit B this     day of         , 2015.

LANDLORD:	TENANT:

Accuride International. Inc	Calhoun Vision, Inc.

By:	By:
Name:	Name:
Title:	Title:

COMMERCIAL LEASE AGREEMENT	30

EXHIBIT C

RULES AND REGULATIONS

Stated below are the Rules and Regulations of the Building and leased Premises. The Rules and Regulations stated below are applicable unless otherwise addressed in your Lease. Landlord has the right to modify the Rules and Regulations from time to time.

1.	No loud speakers, television, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside the Premises without the consent of Landlord.

2.	Tenant shall not use the Common Areas for business purposes.

3.	Tenant shall not place displays or decorations in front of the Premises or any Common Areas.

4.	Tenant and Tenant’s employees and agents shall not distribute any handbills or other advertising material to automobiles parked in the parking area or in any other Common Areas.

5.

No entries or passageways shall be obstructed, nor shall any material of any nature be placed in these areas, or such areas be used at any time except for access or egress by Tenant, Tenant’s agents, employees or invitees.

6.	No portion of Tenant’s area or any other part of the Building shall be used or occupied as sleeping or lodging quarters.

7.	Landlord shall not be responsible for lost or stolen personal property from Tenant’s area or Common Areas regardless of whether such loss occurs when the area is locked against entry or not.

8.	No draperies, shutters, or other window coverings shall be installed on exterior walls or windows, or doors and windows facing pubic corridors without Landlord’s written approval.

9.

No signs, placards, pictures, names, or advertisements will be allowed in any form on the exterior of the Building or windows inside or out, and no signs (except in uniform location and uniform styles fixed by Landlord) will be permitted in the public corridors or on corridor doors or entrances to Tenant’s space.

10.

Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the Premises for Tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, and any other physical portion of the Building.

11.

Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or out of the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive or hazardous material without written consent of Landlord.

12.

The movement of furniture, equipment, merchandise or materials within, into or out of the Building shall be restricted in time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk in such movement. Safes and other heavy equipment shall be moved into the Premises only with Landlord’s written consent and placed where directed by Landlord. Any damage done to the Building or Premises by taking

COMMERCIAL LEASE AGREEMENT	31

RULES AND REGULATIONS

CONTINUED

in or removing any safe, or from overloading any floor in any way, shall be the responsibility and at the expense of Tenant.

13.

Landlord shall provide all locks for doors in each Tenant’s premises, at the cost of such Tenant, and no additional locks shall be placed on any door in the Building without the prior written consent of Landlord. A reasonable number of keys to the Premises will be furnished by Landlord and neither Tenant, nor its agents, nor employees, shall have any duplicate keys made. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

14.

Tenant shall have the non-exclusive use in common with Landlord, other tenants, their guests and invitees, of the uncovered automobile surface parking areas, subject to reasonable rules and regulations for the use as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the Building’s Tenant and their employees.

15.

All alterations or miscellaneous job orders shall at all times be directed to the Property Manager so processing of such work may be done in accordance with any covenants of the Lease Agreement applicable thereto.

16.	Corridor doors, when not in use, shall be kept closed.

17.	No birds, fowls, or animals shall be brought into or kept in or about the Building.

18.	Tenant shall cooperate with Landlord’s employees in keeping its leased Premises neat and clean.

19.

The toilets and other water fixtures shall not be used for any purpose other than those for which they are constructed, and any damage to them from misuse, or by the defacing or injury of any part of the Building shall be borne by the person who shall have caused it. No person shall waste water by interfering with the faucets or otherwise.

20.	Agents of the Landlord shall at all reasonable times be allowed admittance to said leased Premises.

21.	No smoking shall be allowed in any area of the Building including common areas, restrooms, and Tenant premises.

22.	Landlord may amend or add new rules and regulations from time to time.

COMMERCIAL LEASE AGREEMENT	32

EXHIBIT D

WORK LETTER

(Landlord’s Buildout to Tenant Specifications)

100 Columbia, Suite 200, Aliso Viejo, CA

1.	TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements”) shall consist of the work required to complete certain improvements to the Premises pursuant to Article 1, Section 14 and this Exhibit D of the Lease based on a working floor drawing attached as Exhibit E (“Approved Drawings”). Landlord shall contract with an architect and a general contractor, which general contractor shall be chosen as the result of a competitive two bid process described below to construct the Tenant Improvements. The Tenant Improvements work shall be undertaken and prosecuted in accordance with the following requirements:

A.

It is understood that except as provided below, the Tenant Improvements shall only include actual improvements to the Premises approved by Landlord as provided in Article 1, Section 14 and Exhibit E, and shall exclude (but not by way of limitation) Tenant’s furniture, trade fixtures, partitions, equipment and signage improvements, if any. Further, the Tenant Improvements shall incorporate Landlord’s building standard materials and specifications (“Standards”). No deviations from the Standards may be requested by Tenant with respect to doors and frames, finish hardware, entry graphics, the ceiling system, light fixtures and switches, mechanical systems, life and safety systems, and/or window coverings. All other non-standard items (“Non-Standard Improvements”) shall be subject to the prior approval of Landlord, which may be withheld in Landlord’s reasonable discretion. Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such improvements (i) is of a lesser quality than the corresponding Standard, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level Landlord has agreed to provide Tenant under this Lease, or (iv) would have an adverse aesthetic impact from the exterior of the Premises. The Tenant will be responsible for the technical design and the ultimate acceptability of any clean room and related equipment.

B.

Landlord shall use a licensed general contractor (selected by competitive bidding by at least two licensed general contractors) and that contractor’s selected subcontractors to construct the Premises. Landlord shall enter into a “lump sum” construction contract (the “TI Contract”) with the TI Contractor for construction of the Tenant Improvements. Landlord shall cause the Tenant Improvements to be constructed in a good and workmanlike manner in accordance with Exhibit E.

C.

The TI Contractor and each of its subcontractors shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction or the Tenant Improvements work.

A construction schedule shall be provided to Landlord and Tenant prior to commencement of the construction of the Tenant Improvements work, and weekly updates shall be supplied during the progress of the work.

D.

The Tenant Improvements work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinance, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act (“ADA”) and all applicable governmental permit and code requirements.

E.	Tenant hereby designates Eric D’ippolilo, Telephone No [***]. as its representative, agent and attorney-in-fact for the purpose of receiving notices,

COMMERCIAL LEASE AGREEMENT	33

approving submittals and issuing requests for Changes and Landlord shall be entitled to rely upon authorizations and directives of such persons as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

II.	COST OF THE TENANT IMPROVEMENTS WORK

J. S. Shafer & Associates, Inc.

General Contractor	Construction & Project Management	Owner Representation

Summary of Estimated Costs

Accuride International and Calhoun Vision

100 Columbia, Suite 200

Aliso Viejo, CA

All pricing is based upon the floor plans A-2 and A-3 of DRA Architects dated 10-09-2015.

The spaces listed below are to be constructed by American Cleanroom Systems

Rooms 117 and 118

Full clean room construcion to ISO-07 and ISO-08

Room 115

Constructed as envelope for future completion as clean room.

Comfort cooling only is included.

Ceiling heights are at 10-feet.

The spaces listed below are to be standard construction metal frame & drywall with standard t-bar ceilings

Rooms 109, 116, 119, 120, 123,124, 125 and 126

Ceiling heights are at 10 feet.

The cost estimates below include allowances for plan check and building permit fees.

Date	S&A Job No.	Description	Cost Estimate
10/19/15	2337	1st Floor Improvements-Calhoun	$955,050.49
10/19/15	2338	2nd Floor Improvements-Calhoun	178,451.55
10/19/15	2339	Rest Room Improvements-1st & 2nd Floors-Accuride	171,381.46

		Total	$1,304,883.50

P.O. Box 729         Claremont CA 9171-0729         909 256 3398         Fax 909-256-4729         License No 699041

COMMERCIAL LEASE AGREEMENT	34

PROPOSAL / AGREEMENT Estimate No. 231

Client Company Name and Contact		Project

Accuride International. Inc. Jeff Dunlap		100 Columbia Suite 120
12311 Shoemaker Avenue		Aliso Viejo. California 92656
Santa Fe Springs. CA 90670		US

Telephone	562-903-0407	Date	10/6/2015
Email		Job No.	15051-010

SCOPE OF SERVICES
SCOPE	Architectural Design. Construction Documents. Government City Processing and Construction Administration for 18,000 s.f. of Office, R&D and Warehouse Tenant improvements

DESIGN * Meetings * Space Planning	DESIGN SERVICES 4 - Design Meetings with Client Complete New Space Plan for the First Floor and Partial Space Plan for the second Floor	1,320.00 1,980.00

	DESIGN SERVICES SUBTOTAL	3,300.00

CDS	CONSTRUCTION DOCUMENT SERVICES	990.00
*Meetings	2 - Corrdination Meetings	9,900.00
*Interior Documents	Architectural Construction Documents

	CONSTRUCTION DOCUMENT SERVICES SUBTOTAL	10,890.00

GOVT. PERMIT PROC.	GOVERNMENT PERMIT PROCESSING - INCLUDED	1,000.00

	CDS GOVT PERMIT PROCESSING SERVICES SUBTOTAL	1,000.00

CONSTRUCTION ADMIN.	CONSTRUCTION ADMINISTRATION - Billed Hourly CONST. ADMIN. SERVICES SUBTOTAL	0.00

Client and Architect agree that the Terms and conditions attached as Exhibit “A”, are hereby incorporated by reference and shall be part of this proposal	Total Fee

Carrie M. Hoshino, AIA President	Date	APPROVED & ACCEPTED	Date
CA License No.: C 21177
DRA ARCHITECTS A California Corporation		PRINT NAME

COMMERCIAL LEASE AGREEMENT	35

A.

Set forth above is the current estimate for the cost of the Tenant Improvements as of the date of the Lease. The costs have been estimated based on a mutually agreed floor plan dated 10/9/2015 and included herein in Exhibit E. Landlord shall cause to be prepared, as quickly as reasonably possible, final plans, specifications and working drawings of the Tenant Improvements (“Construction Plans”), as well as an estimate of the total cost for the Tenant Improvements (“Cost Estimate”), all of which conform to or represent logical evolutions of or developments from the mutually agreed floor plan dated 10/9/2015 and included herein in Exhibit E. Landlord shall deliver such Construction Plans and Cost Estimate to Tenant for its approval, which approval shall not be unreasonably withheld or delayed. After the Construction Plans and Cost Estimate have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, and the mutual execution and delivery of a written Change Order (defined below). The Construction Plans and Cost Estimate finally approved by the parties shall be referred to herein as the “Final Plans” and the “Final Estimate”.

B.

The Tenant Improvements shall include the above-referenced work. Landlord shall provide a $500,000 Tenant Improvement Allowance (“TIA”) to complete the Tenant Improvements. All costs relating to the Tenant Improvements in excess of the Allowance (collectively, “Over-Allowance Amounts”), shall be the sole responsibility of Tenant and paid by Tenant as set forth below. In no event shall Landlord be obligated to make disbursements pursuant to this Agreement in the event that Tenant fails to pay any portion of any Over-Allowance Amount when due, nor shall Landlord be obligated to pay a total amount for the Tenant Improvements which exceeds the Allowance, it being understood that Tenant shall be solely responsible for any costs relating to ‘the Tenant Improvements in excess of the Allowance, If an Over-Allowance Amount exists after determination of the Final Estimate, then Tenant shall pay the Over-Allowance Amount in three equal installments (the “Over-Allowance Payments”), as follows: one-third (1/3) within ten (10) business days following the determination of the Over-Allowance Amount, one third (1/3) within ten (10) business days after Tenant’s receipt from the Architect of confirmation that construction of the Tenant Improvements are fifty-percent (50%) complete (as determined by the Architect), and one third (1/3) within ten (10) business days after Tenant’s receipt from the Architect of confirmation that construction of the Tenant Improvements are Substantially Complete; provided, however that ten percent (10%) of each of the Over-Allowance Payments shall be withheld by Tenant as a retention amount. The final 10% retention amount shall be paid when all punch-list items have been completed and Landlord has obtained (and delivered copies thereof to Tenant) lien releases from all contractors, subcontractors and material suppliers providing services or materials in connection with the Tenant Improvements. Such payments by Tenant of the Over-Allowance Payments shall be a condition to Landlord’s obligation to pay any amounts from the Allowance. Tenant shall pay the Over-Allowance Payments to Landlord (or at the direction and sole election of Landlord, directly to the General Contractor) at the times described above. Any failure by Tenant to deliver any such Over-Allowance Payment within the specified time periods shall constitute a Tenant Delay, in the event that after the Final Estimate has been determined, the costs relating to the design and construction of the Tenant Improvements shall change pursuant to an approved written Change Order, any additional costs specified in such Change Order necessary for such design and construction in excess of the previously determined Final Estimate shall be added to the Over-Allowance Amount and the Final Estimate, and the applicable Over-Allowance Payments and the retention payment shall be recalculated in accordance with the terms of this Section II.B. Notwithstanding the foregoing, the payment of the Over-Allowance Payments by Tenant pursuant to this Section II.B shall not relieve Tenant from its obligation to pay any and all costs relating to the Tenant Improvements in excess of the Allowance, and, if after paying the

COMMERCIAL LEASE AGREEMENT	36

Over-Allowance Payments, there shall remain any unpaid balance of costs in excess of the Allowance, Tenant shall pay such unpaid balance of excess costs to Landlord within ten (10) business days after receipt of invoice from Landlord.

Notwithstanding the foregoing or anything to the contrary in the Lease, Tenant shall have no responsibility to pay or reimburse Landlord for (and Landlord may not use the TIA to fund) any of the following costs: (i) costs for improvements which are not shown on or described in the Final Plans unless otherwise approved by Tenant; (ii) costs incurred due to the presence of hazardous materials in the Premises or the surrounding area; and (iii) construction costs in excess of the Final Estimate, except for increases set forth in approved Change Orders.

C.

Change Orders. Tenant may request any change, addition or alteration to the Final Plans (a “Change Order”) by delivering to Landlord a written request therefor. Following receipt of such request, Landlord shall cause to be prepared a written description of modifications or revisions required in order to approve the Change Order, and an itemized non-binding estimate of the cost of implementing the Change Order. Within ten (10) days after receipt of such description and estimate, Tenant shall deliver to Landlord a written notice either granting or withholding authorization to proceed with the performance of the work shown on the requested Change Order. If no such authorization is received by Landlord within this ten (10) day period, Tenant shall be deemed to have withheld authorization to proceed with the performance of the work shown on the Change Order. If the cost of the work set forth in the Change Order results in an increase in the cost of the Tenant Improvements over and above the TIA (or such additional amounts then paid to Landlord) upon and a condition precedent to the effectiveness of Landlord’s written approval of the Change Order, Tenant shall pay that difference to Landlord. Upon receipt of a Change Order request, Landlord shall be entitled to stop the Tenant Improvement construction if, in Landlord’s reasonable judgment, it is necessary to halt construction to accommodate the Change Order request.

D.	Tenant Delays. For purposes of this Agreement, “Tenant Delays” shall mean any delay in substantial completion of the Tenant Improvements resulting from any or all of the following:

(1)    Tenant’s failure to timely perform any of its obligations pursuant to this Agreement, including any failure to complete on or before the due date therefor any action item which is Tenant’s responsibility pursuant to any schedule delivered by Landlord to Tenant pursuant to this Agreement;

(2)    Tenant’s changes to the Final Plans, including any requested Change Orders and any Tenant request for materials, finishes or installations not included in the Final Plans;

(3)    any delay of Tenant in making payment to Landlord for Tenant’s share of costs relating to the Tenant Improvements, including any Over-Allowance Payments; or

(4)    any other act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant that persists after reasonable notice (which may be oral or by email) from Landlord of such delay.

If Substantial Completion of the Tenant Improvements is delayed as a result of any Tenant Delays, at Landlord’s election, the Commencement Date shall be accelerated to the date that the Tenant Improvements would have been substantially completed but for such Tenant Delays.

III.	DISPUTE RESOLUTION

A.	All claims of disputes between Landlord and Tenant arising out of, or in relation to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such

COMMERCIAL LEASE AGREEMENT	37

arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.

Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with                      and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact of law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.

The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as my be expressly provided in the Lease.

LANDLORD’S REPRESENATIVE	TENANT’S REPRESENTATIVE:

Name:	Name:
Address:	Address:

Phone:	Phone:

IV	PROVISIONS REGARDING CLEAN ROOM WORK

A.

Notwithstanding anything to the contrary in the Lease or this Work Letter, the following provisions shall apply to that portion of the Tenant Improvements relating to the three (3) clean rooms spaces (the “Clean Room Work”) that is being performed by American Cleanroom Systems (“ACS”):

(1)

Although the scope of the Tenant Improvements includes the Clean Room Work, and, ACS will be under contract to either Landlord or Landlord’s general contractor to perform the Clean Room Work, ACS and Tenant shall have sole responsibility for the design, function criteria and suitability of the Clean Room Work and neither Landlord nor Landlord’s architect nor general contractor shall have any responsibility or liability for the design, function criteria and suitability of the Clean Room Work. All design, function criteria and suitability of the Clean Room Work shall be determined and agreed to solely by Tenant and ACS.

(2)	ACS will prepare complete shop drawings of all aspects of the Clean Room Work and Tenant will review and approve all technical and suitability/compliance aspects of the shop drawings.

COMMERCIAL LEASE AGREEMENT	38

(3)

Landlord’s general contractor will review and acknowledge the dimensions of the perimeters of the ACS Clean Room Work designs for their fit within the Premises and for points of connection of utilities serving the clean room spaces. Landlord will review the ACS shop drawings relative only to the clean rooms becoming an acceptable component of the Building, subject to all other terms of the Lease.

(4)

ACS will process their shop drawings through the plan check and permit issuance processes with any authority having jurisdiction and will perform the Clean Room Work. At completion of the Clean Room Work, ACS will test the Clean Room Work to confirm its compliance with design criteria. Upon achieving satisfactory test results, ACS will certify that the Clean Room Work is in compliance with the respective criteria (i.e. ISO-07 and ISO-08).

(5)

Landlord shall provide, and cause its general contractor to provide, ACS and its subcontractors with access to the Premises as soon as feasible (including during the construction of the Tenant Improvements) for purposes of constructing the Clean Room Work. Landlord, its general contractor, Tenant and ACS shall mutually cooperate so as to complete the Tenant Improvements and Clean Room Work as quickly and efficiently as possible.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement simultaneously with the execution and delivery of the Lease.

LANDLORD:		TENANT:

ACCURIDE INTERNATIONAL, INC.		CALHOUN VISION, INC.

By:	/s/ Jeffrey A. Dunlap	By:	/s/ Ron Kurtz
Name:	Jeffrey A. Dunlap	Name:	Ron Kurtz
Title:	CFO	Title:	COO

COMMERCIAL LEASE AGREEMENT	39

EXHIBIT E

COMMERCIAL LEASE AGREEMENT	40

EXHIBIT E (Continued)

COMMERCIAL LEASE AGREEMENT	41

EXHIBIT “F”

FORM OF LETTER OF CREDIT

BANK OF AMERICA - CONFIDENTIAL	PAGE: 1

DATE: [***]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: [***]

ISSUING BANK BANK OF AMERICA, N.A. ONE FLEET WAY PA6-580-02-30 SCRANTON, PA 18507-1999

BENEFICIARY ACCURIDE INTERNATIONAL INC. 12311 SHOEMAKER AVE. SANTA FE SPRINGS, CA 90670	APPLICANT CALHOUN VISION, INC. 100 COLUMBIA, SUITE 200 ALISO VIEJO, CA 92656

   AMOUNT

NOT EXCEEDING USD 500,000.00

NOT EXCEEDING FIVE HUNDRED THOUSAND AND 00/100’S US DOLLARS

   EXPIRATION

JANUARY 31, 2017 AT OUR COUNTERS

AT THE REQUEST OF CALHOUN VISION, INC., (“ACCOUNT PARTY”), WE HEREBY ESTABLISH AND ISSUE IN FAVOR OF ACCURIDE INTERNATIONAL INC., (“BENEFICIARY”) OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [***] FOR UP TO AN AGGREGATE AMOUNT OF $500,000.00.

WE ARE ADVISED FOR INFORMATIONAL PURPOSES ONLY THAT THIS IRREVOCABLE STANDBY LETTER OF CREDIT (THE “ISLC”) IS ISSUED WITH RESPECT TO THAT CERTAIN COMMERCIAL LEASE AGREEMENT DATED OCTOBER 29 2015 BETWEEN BENEFICIARY AS LESSOR AND ACCOUNT PARTY AS LESSEE (THE “LEASE”) WHEREIN BENEFICIARY LEASES TO ACCOUNT PARTY THE PREMISES COMMONLY KNOWN AS SUITE 200, 100 COLUMBIA, ALISO VIEJO, CA 92656 (THE “PREMISES” FOR BOTH THE LEASE AND THIS ISLC). OUR OBLIGATIONS UNDER THIS ISLC ARE SOLELY AS SET FORTH HERE IN AND ARE COMPLETELY INDEPENDENT OF THE OBLIGATIONS OF ACCOUNT PARTY UNDER THE LEASE. WE DO NOT UNDERTAKE ANY OBLIGATION UNDER THE LEASE, NOR DO WE UNDERTAKE ANY RESPONSIBILITY TO ASCERTAIN ANY FACTS, OR TO TAKE ANY OTHER ACTION WITH RESPECT TO THIS LEASE. THE REFERENCES TO THE LEASE IN THIS ISLC ARE SOLELY TO DESCRIBE THE REQUIRED CONTENTS OF THE SIGHT DRAFT AND OF THE BENEFICIARY’S “CERTIFICATE”. (AS DEFINED BELOW).

FUNDS UNDER THIS ISLC ARE AVAILABLE TO THE BENEFICIARY AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS AT OUR OFFICE LOCATED AT ONE FLEET WAY. SCRANTON PA 18507 PRIOR TO THE CLOSE OF BUSINESS AT SAID OFFICE ON THE EXPIRATION DATE SET FORTH BELOW.

1. THE ORIGINAL OF THIS ISLC AND ANY SUBSEQUENT AMENDMENTS: AND

DRAFT

COMMERCIAL LEASE AGREEMENT	42

BANK OF AMERICA - CONFIDENTIAL	PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: [***]

2. A SIGHT DRAFT(S) IN AN AMOUNT NOT EXCEEDING THE AMOUNT OF THIS ISLC, IN THE FORM OF EXHIBIT A ATTACHED; AND

3. A CERTIFICATE ON BENEFICIARY’S LETTERHEAD (THE “CERTIFICATE”) EXECUTED BY AN AUTHORIZED SIGNATORY OF THE BENEFICIARY STATING THAT THE ACCOUNT PARTY IS IN DEFAULT UNDER ARTICLE 14 OF THE LEASE, AND AS A RESULT OF SUCH DEFAULT THE AMOUNT OF THE DRAFT PRESENTED CONCURRENTLY WITH THE CERTIFICATE IS DUE, OWING AND UNPAID FROM ACCOUNT PARTY TO BENEFICIARY.

PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST. TRANSFER CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR EACH FROM THE CURRENT EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU IN WRITING BY REGISTERED MAIL OR OVERNIGHT COURIER AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. IN NO EVENT WILL THIS LETTER OF CREDIT BE EXTENDED BEYOND THE FINAL EXPIRATION DATE OF JANUARY 31, 2021.

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, IRRESPECTIVE OF THE DEFAULT REQUIREMENT OF SECTION 3 ABOVE, AGAINST YOUR DRAFT(S) DRAWN ON US AT SIGHT AND THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED SIGNATORY, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A. ’S NOTICE OF NON-EXTENSION UNDER LETTER OF CREDIT NO. [***] AND THE APPLICANT’S OBLIGATION TO YOU REMAINS.

DRAFT(S) MUST STATE: “DRAWN UNDER BANK OF AMERICA, N.A. STANDBY LETTER OF CREDIT NO. [***] DATED                    .”

DRAFT

COMMERCIAL LEASE AGREEMENT	43

BANK OF AMERICA - CONFIDENTIAL	PAGE: 3

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: [***]

DRAFT (S) AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE ADDRESSED: BANK OF AMERICA, N.A., 1 FLEET MAY, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS - STANDBY DEPARTMENT. AT THE OPTION OF THE BENEFICIARY, DRAWINGS MAY BE MADE ON THE IRREVOCABLE STANDBY LETTER OF CREDIT BY ELECTRONIC PRESENTATION TO OUR FACSIMILE NUMBER 800-755-8743 (IF PRESENTED BY FAX IT MUST BE FOLLOWED UP BY A PHONE CALL TO US AT 800-370-7519, OPTION 1 TO CONFIRM RECEIPT). IN THE EVENT OF FACSIMILE PRESENTATION THE ORIGINAL DOCUMENTS ARE NOT REQUIRED TO BE DELIVERED. WE HEREBY AGREE WITH YOU THAT DRAFT (S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS ISLC IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 2007 REVISION, THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1.

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 3 PAGE(S).

DRAFT COPY

FOR DISCUSSION AND REVIEW PURPOSES ONLY

PLEASE SIGNIFY YOUR ACCEPTANCE AND

APPROVAL TO ISSUE THIS FORM:

APPLICANT’S AUTHORIZED SIGNATURE (S) (DATE)

DRAFT

COMMERCIAL LEASE AGREEMENT	44

EXHIBIT A

Face of the draft

$
Date:

At Sight
Pay to the order of

(AMOUNT IN WORDS) U.S. Dollars

“Drawn under Bank of America, N.A., Standby Letter of Credit Number dated , 201 .”

To: Bank of America
1 Fleet Way
Scranton, PA 18507-1999	Beneficiary Name (Fill in)
Attn: Global Trade Operations
Authorized Signature

* lf so stated in the LC. form of this phrase must be identical to language specified in LC

Back of draft

Beneficiary Name (Fill in)

Authorized Signature

COMMERCIAL LEASE AGREEMENT	45

EXHIBIT G

TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the Premises. Prospective tenants should answer the questions in light of their proposed operations on the Premises. Existing tenants should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.	GENERAL INFORMATION

Name of Responding Company: Calhoun Vision Inc

Check the Applicable Status: Prospective Tenants  ☒    Existing Tenants  ☐

Mailing Address: 1701 South Altadena. Pasadena CA

Contact Person and Title: Ron Kurtz, COO

Telephone Number: (949) 922-3866

Address of Leased Premises: 100 Columbia Suite 200, Aliso Viejo CA

Length of Lease Term: 63 months

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

Manufacturing and Corporate Operation for medical equipment and devices, including optical devices and intraocular lenses.

2.	STORAGE OF HAZARDOUS SUBSTANCES

2.1	Will any hazardous substances be used or stored on-site?

Wastes                       Yes  ☒    No  ☐

Chemical Products    Yes  ☒    No  ☐

2.2	Attach a list of any hazardous substances to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

See attachment

COMMERCIAL LEASE AGREEMENT	46

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasolline, diesel, or other hazardous substances in tanks or sumps proposed or currently conducted at the Premises?

Yes  ☐    No  ☒

If yes, describe the materials to be stored and the type, size, and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes  ☐    No  ☐    Not Applicable

If so, attach results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes  ☐     No  ☐    Not Applicable

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes  ☐     No  ☐    Not Applicable

If so attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes  ☐    No  ☐    Not Applicable

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

4.1	During the past year, have any spills occurred at the Premises?

Yes  ☐    No  ☐    Not Applicable

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

COMMERCIAL LEASE AGREEMENT	47

Yes  ☐     No  ☐     Not Applicable

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes  ☐     No  ☐     Not Applicable

Attach copies of any clearance letters obtained from any regulatory agencies Involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTE MANAGEMENT

5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes  ☒    No  ☐

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes  ☐    No  ☒

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the Premises, its hazard class and the quantity generated on a monthly basis

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

             On-site treatment or recovery

             Discharged to sewer

☒         Transported and Disposal of off-site Monthly

             Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

Ron Kurtz

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the Premises:

Yes  ☐     No  ☒

If yes, please describe any existing or proposed treatment methods.

COMMERCIAL LEASE AGREEMENT	48

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the Premises.

6.	WASTEWATER TREATMENT / DISCHARGE

6.1	Do you discharge wastewater to: NO

           Storm drain?                        sewer?

           surface water?                        no industrial discharge

6.2	Is your wastewater treated before discharge? Not Applicable

Yes  ☐    No  ☐

If yes, describe the type of treatment conducted

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the Premises.

7.	AIR DISCHARGES

7.1	Do you have any air filtration systems or stacks that discharge into the air?

Yes  ☒    No  ☐

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

             spray booth            dip tank

             drying oven             incinerator

             other ( please describe)

             no equipment requiring air permits

☒ Laboratory Chemical Hood

7.3	Are air emissions from your operations monitored?

Yes  ☐    No  ☒

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the Premises.

COMMERCIAL LEASE AGREEMENT	49

8.	HAZARDOUS SUBSTANCES DISCLOSURES

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes  ☐    No  ☒

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes  ☐    No  ☒

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health, or safety program?

Yes  ☐     No  ☐  Pending

If so, attach a copy of the program.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent decrees regarding environmental compliance or health and safety?

Yes  ☐    No  ☒

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding environmental compliance or health and safety?

Yes  ☐    No  ☒

9.3	Has an environmental audit ever been conducted at your company’s current facility?

Yes  ☐    No  ☒

9.4	If you answered ‘‘yes’’ to any question in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of same.

Calhoun Vision, Inc. a California Corporation

By:	/s/ Ron Kurtz
Title:	Chief Operating Officer
Date: 10-20-15

COMMERCIAL LEASE AGREEMENT	50

Attachment

List of Calhoun Chemicals 9/23/15

Chemical	Amount on Hand	Storage
Sodium Thiosulfate Solution	1 pint	In bottle in Chemical Storage Cabinet
Activated Charcoal	4 Kg	In bottle in Chemical Storage Cabinet
Silicone	20 Gallons	Chemical Storage Refrigerator/Cabinet
Silicone Catalyst	200 gm	In bottle in Chemical Storage Cabinet
Chloronated Organic and Organic Solvents (including ispropanol, hexane, tolulene and tetrahydrofuran, dichloromethane and chloroform	14 Gallons	In bottles in Flammable Storage Cabinet
Wijs Solution	1 pint	In bottle in Chemical Storage Cabinet

List of Calhoun Wastes 9/23/15
Waste Material	Amount on Hand	Storage
Chloronated Organic Waste	15 gallons	In bottle in Chemical Storage Cabinet
Organic Waste	15 gallons	In bottle in Chemical Storage Cabinet

COMMERCIAL LEASE AGREEMENT	51

EXHIBIT H

2015 Estimated Operating Budget

Category	Amount	$/Total SF/Mo.
Cleaning	$38,510.00
Repair & Maintenance	$42,215.19
Utilities	$16,468.86
Security	$11,636.95
Landscape	$36,849.66
Association Fees	$21,497.84
Reserve - Asphalt	$7,500.00
Reserve - Tree Removal/Replacement	$5,000.00

Common Area Charges	$179,678.50	$0.11

Property Manager Fees 4%	$68,830.48	$0.05
Property Insurance:	$14,420.08	$0.009
Property Taxes:	$229,304.88	$0.15

Total	$492,233.93	$0.32

COMMERCIAL LEASE AGREEMENT	52

RIDER 1

RENEWAL OPTION

1.

If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies the Premises consisting of at least all of the original Premises, and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (l) additional term of five (5) years (the “Renewal Term”) upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal, and (y) the rental for the Renewal Term shall be the “Renewal Rental Rate”, but in no event will the Base Monthly Rent be less than the Base Monthly Rent for the last twelve (12) calendar months of the initial term of the Lease. The Renewal Rental Rate is hereby defined as the then fair market value (including, without limitation, those similar to the Base Monthly Rent and Additional Rent) for similar spaces in the area as determined by Landlord.

2.

If Tenant desires to renew this lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least six (6) months but no more than nine (9) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord’s determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord’s’ determination of the Renewal Rental Rate, notify Landlord in writing of Tenant’s acceptance of Landlord’s determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider I. If (x) Tenant timely notified Landlord in writing of Tenant’s rejection of Landlord’s determination of the Renewal Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligation or liability hereunder.

COMMERCIAL LEASE AGREEMENT	53

First Amendment to Lease

THIS INSTRUMENT (hereinafter referred to as the “FIRST Amendment”) dated the 23rd day of November 2015, is entered into by Accuride International Inc. (hereinafter referred to as “Landlord”), a California Corporation and Calhoun Vision, Inc., a California Corporation (hereinafter referred to as “Tenant”. The parties agree as follows:

A.

Identification of Lease. Reference is made to that certain Lease (“Original Lease”), dated August 31, 2015, between Tenant and Landlord, covering certain Premises containing approximately 21,498 rentable square feet of space in a building located at 100 Columbia. Suite 200, Aliso Viejo. CA.

B.

Context of the First Amendment. Regarding change orders, our contract with Shafer and Associates. Inc., (the “General Contractor”) is “open book” and Landlord and Tenant agree to the following methodology for approving change orders:

Landlord is responsible for a Tenant Improvement Allowance of $500,000 which was based on the General Contractor’s bid (Exhibit D, Section II of the Original Lease). The General Contractor’s bid included any Title 24 and Americans with Disabilities Act modifications expected to be required by the City of Aliso Viejo as a result of undertaking the project and also included estimated costs for certain long-term improvements to the Premises such as the bathroom move. These are the Landlord’s financial responsibility in the Tenant Improvements Allowance. Tenant requires additional modifications including movements of walls, construction of specialized operations areas and the insertion of clean rooms into the premises. These are the Tenant’s financial responsibility and payment therefore is outlined in Exhibit D. Section II (a) of the Original Lease.

Landlord is managing the construction project and has contracted with the General Contractor except that the Landlord is making no decisions on the clean room construction areas and the related clean room connections (e.g. for HVAC and electrical service) to the remainder of the Premises.

As change orders occur, the Landlord and Tenant agree that the General Contractor will present all change order to both the Landlord and Tenant. If the Landlord deems the change order outside the initial scope of the Landlord’s responsibility, the Landlord will approve the work to proceed under the contract only after the signature on the change order by the Tenant.

Additionally, the work letter has a provision requiring a Second General Contractors bid. Tenant specifically agrees to waive this provision as they have agreed to use Shafer and Associates, Inc. and do not require a second bid.

“Landlord”:		“Tenant”:

Accuride International Inc A California Corporation		Calhoun Vision, Inc. A California Corporation

By:	/s/ Jeffrey A. Dunlap	By:	/s/ Ron Kurtz
Name:	Jeffrey A. Dunlap	Name:	Ron Kurtz
Title:	CFO	Title:	COO

SECOND AMENDMENT (EXPANSION TO THE LEASE)

THIS INSTRUMENT (hereinafter referred to as the “Second Amendment”), dated the 22nd day of December 2015, is entered into by ACCURIDE INTERNATIONAL INC., a California corporation (hereinafter referred to as “Landlord”) and CALHOUN VISION, INC., a Delaware corporation, (hereinafter referred to as “Tenant”). The parties agree as follows:

A.    Identification of Lease. Reference is made to that certain Commercial Lease Agreement dated August 31st, 2015 (the “Original Lease”), as amended by that certain First Amendment to the Lease dated November 23rd. 2015 (The Original Lease, as so amended, is herein collectively referred to as the “Lease”) for certain premises containing approximately 21,498 rentable square feet located at 100 Columbia Suite 200, Aliso Viejo Ca, as more particularly described in the Lease as the Premises.

B.    Context of Second Amendment. The parties have agreed to expand the Tenant’s leased Premises to include approximately 20,608 rentable square feet located at 100 Columbia, Suite 100, Aliso Viejo, California 92656. Together, 100 Columbia, Suites 100 and 200 make up the entire 100 Building and shall together be heretofore known as the “Amended Premises”. This Second Amendment is being entered into for that purpose.

C.    Term. The term for 100 Columbia, Suite 100 Shall be for approximately 56 months. It shall commence on August 1st 2016 (“Second Amendment Commencement Date”) and will be coterminous with the Lease of 100 Columbia Suite 200. Should the Original Lease result in an occupancy of greater than 56 months, the additional months up to 60 months will be at the same rate as months 49-56. If additional months are required to co-terminate the leases due to occupancy delays on Suite 100, the rent will increase in month 61 by 3% and will continue at that rate until the Amended Premises termination occurs.

D.	Rent For 100 Columbia, Suite 100. The base rent payable for 100 Columbia, Suite 100 shall be the amount called for by the following:

Suite 100	Rate Per month
Months 1-12	$21,638.40 NNN
Months 13-24	$22,287.55 NNN
Months 25-36	$22,956.18 NNN
Months 37-48	$23,644.86 NNN
Months 49-56	$24,354.21 NNN

Base Rent for months 2 and 3 will be abated. NNN fees as specified in the Original Lease will still be due.

Base and Additional Rent for Suite 200 will continue as agreed in the Original Lease.

E.    Deposit: Upon Second Amendment execution, Tenant shall pay the First month’s rent, NNN fees and a Security Deposit equal to the last month’s rent.

F.    Letter of Credit: Within 14 days of the execution of this Second Amendment, Tenant shall provide an Irrevocable Standby Letter of Credit (the “2nd ISLC”) for the additional space at 100 Columbia, Suite 100 in the amount of $300,000 in favor of the Landlord from Bank of America. This 2nd ISLC shall conform to the format issued under the

G: Leases and Amendments/Aliso/Calhoun Second Amendment

ISLC for the Original Lease. Should tenant not default on any terms of the lease, the Irrevocable Letter of Credit shall be decreased by 20% on every 12 month anniversary date from the Second Amendment Commencement Date (August 1,2016).

G.    Tenant Improvements. Tenant shall Lease the building in its “as is” condition.

a.

Tenant will be allowed to create entry points from Suite 100 to Suite 200 at Tenant’s own expense. Landlord shall require the appropriate permitting and structural work prior to commencement of any Construction.

b.

Tenant at Tenant’s expense, may build out or modify some existing improvements including adding clean rooms with Landlord’s prior approval. The approval of Tenant to build out improvements shall not be unreasonably withheld by Landlord. Depending on the additions, Landlord will specify whether there will be a requirement to remove the improvement or not prior to construction.

H.    Conditions of the Premises: Prior to Occupancy, Landlord shall warrant that all Operating Systems, including the HVAC, Plumbing and Electrical systems shall be in proper working condition upon occupancy. Landlord shall warranty the Operating Systems for the initial ninety (90) days of the Lease. Additionally, the property shall be presented in clean “move in” condition.

I.    Commission. Lee & Associates-Irvine and CBRE shall each receive one and a half percent (1.5%) commission based on the total lease consideration.

J.    Tenant Represented by: Guy La Ferrara of Lee & Associates-Irvine

K.    Landlord Represented by; Gregg Haly of CBRE

L.    Miscellaneous. Any term used in this Second Amendment, which is defined in the Lease, shall have the same meaning herein, unless the context indicates that another meaning is intended. The Lease is intended to be and is supplemented and amended by the provisions of this Second Amendment, and hereafter the Lease shall be considered and construed together. All of the terms, provisions, conditions, and covenants of the Lease, as modified by this Second Amendment, shall be and remain in full force and effect.

M.    Parking. Tenant shall be permitted to utilize parking at the Property at the rate of 3:1000 at no charge to Tenant during the entire Lease Term and any extension thereof. This will represent a total of 62 spaces for Suite 100 and 64 spaces for suite 200.

N.    Signage. Tenant shall have the right, at its sole cost and expense, to install signage on the exterior of the Building and suite signage within the Premises, subject to compliance with Landlord’s sign program and City of Aliso Viejo ordinances. Tenant shall be responsible for the cost to remove said signage at the termination of the lease.

G: Leases and Amendments/Aliso/Calhoun Second Amendment

THIRD AMENDMENT (EXPANSION TO THE LEASE)

THIS INSTRUMENT (hereinafter referred to as the “Third Amendment”), dated the 18th day of January 2016, is entered into by ACCURIDE INTERNATIONAL INC., a California corporation (hereinafter referred to as “Landlord”) and CALHOUN VISION, INC., a Delaware corporation, (hereinafter referred to as “Tenant”). The parties agree as follows:

A. Identification of Lease. Reference is made to that certain Commercial Lease Agreement dated August 31st, 2015 (the “Original Lease”), as amended by that certain First Amendment to the Lease dated November 23rd, 2015, as amended by that certain Second Amendment to the Lease dated December 22nd, 2015, (The Original Lease, as so amended, is herein collectively referred to as the “Lease”) for certain premises containing approximately 21,498 rentable square feet located at 100 Columbia Suite 200, Aliso Viejo Ca and 20,608 rentable square feet located at 100 Columbia Suite 100, Aliso Viejo Ca as more particularly described in the Lease as the Premises.

B. Context of Third Amendment. The parties have agreed to the following:

1.	Landlord and Tenant agree to proceed with the “Ceiling work” as described in Shafer and Associates estimate “Accuride-CV-2nd Floor/Request for Change l” (See Attachment A)

2.	Landlord agrees to abate the Base Rent for Months four (4) and five (5) for 100 Columbia, Suite 200.

3.	Landlord agrees to abate the Base Rent for Month four (4) for 100 Columbia, Suite 100.

4.

Landlord shall extend the Lease by an additional three (3) months for each the two units, suite 100 and 200 of 100 Columbia, Aliso Viejo, Ca.. Both suites under this amendment shall remain coterminous.

5.	Any additional cost incurred for this additional work, above the cost estimated under B1 above shall be paid by the tenant and will be paid as per the instructions within the “Lease”.

C.    Commission. None

D.    Tenant Represented by: None

E.    Landlord Represented by: None

F.    Miscellaneous. Any term used in this Third Amendment, which is defined in the Lease, shall have the same meaning herein, unless the context indicates that another meaning is intended. The Lease is intended to be and is supplemented and amended by the provisions of this Third Amendment, and hereafter the Lease shall be considered and construed together. All of the terms, provisions, conditions, and covenants of the Lease, as modified by this Third Amendment, shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on or as of the day and year above written.

“Landlord”:	“Tenant”:

ACCURIDE INTERNATIONAL INC. a California Corporation	CALHOUN VISION, INC. a Delaware/Corporation

By:	By:	/s/ Ron Kurtz

G: Leases and Amendments/Aliso/Calhoun Third Amendment

THIRD AMENDMENT (EXPANSION TO THE LEASE)

THIS INSTRUMENT (hereinafter referred to as the “Third Amendment”), dated the 18th day of January 2016, is entered into by ACCURIDE INTERNATIONAL INC., a California corporation (hereinafter referred to as “Landlord”) and CALHOUN VISION, INC., a Delaware corporation, (hereinafter referred to as “Tenant”). The parties agree as follows:

A.    Identification of Lease. Reference is made to that certain Commercial Lease Agreement dated August 31st, 2015 (the “Original Lease”), as amended by that certain First Amendment to the Lease dated November 23rd, 2015, as amended by that certain Second Amendment to the Lease dated December 22nd, 2015, (The Original Lease, as so amended, is herein collectively referred to as the “Lease”) for certain premises containing approximately 21,498 rentable square feet located at 100 Columbia Suite 200, Aliso Viejo Ca and 20.608 rentable square feet located at 100 Columbia Suite 100, Aliso Viejo Ca as more particularly described in the Lease as the Premises.

B.    Context of Third Amendment. The parties have agreed to the following:

1.	Landlord and Tenant agree to proceed with the “Ceiling work” as described in Shafer and Associates estimate “Accuride-CV-2nd Floor/Request for Change l”(See Attachment A)

2.	Landlord agrees to abate the Base Rent for Months four (4) and five (5) for 100 Columbia, Suite 200.

3.	Landlord agrees to abate the Base Rent for Month four (4) for 100 Columbia, Suite 100.

4.

Landlord shall extend the Lease by an additional three (3) months for each the two units, suite 100 and 200 of 100 Columbia, Aliso Viejo, Ca.. Both suites under this amendment shall remain coterminous.

5.	Any additional cost incurred for this additional work, above the cost estimated under B1 above shall be paid by the tenant and will be paid as per the instructions within the “Lease”.

C.    Commission. None

D.    Tenant Represented by: None

E.    Landlord Represented by: None

F.    Miscellaneous. Any term used in this Third Amendment which is defined in the Lease, shall have the same meaning herein, unless the context indicates that another meaning is intended. The Lease is intended to be and is supplemented and amended by the provisions of this Third Amendment, and hereafter the Lease shall be considered and construed together. All of the terms, provisions, conditions, and covenants of the Lease, as modified by this Third Amendment, shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on or as of the day and year above written.

“Landlord”:		“Tenant”:

ACCURIDE INTERNATIONAL INC. a California Corporation		CALHOUN VISION, INC. a Delaware Corporation

By:	/s/ Jefferey Dunlap	By:	/s/ Ron Kurtz

G: Leases and Amendments/Aliso/Calhoun Third Amendment

Attachment A

J. S. Shafer & Associates, Inc.

Job Number 2338 - Request for Change 1

Project:	Attachment C-2 - Accuride-Shafer Agreement Lease Improvements-2nd Floor Only-Calhoun Vision 100 Columbia, Suite 200 Aliso Viejo, CA 92656	Change Order Date Contract for: Contract Date:	12/29/15 Accuride-CV-2nd Floor 10/29/15

To:	J. S. Shafer & Associates, Inc. P.O. Box 729 Claremont, CA 91711

You are directed to make the following changes in the contract:

Open ceilings-all systems exposed-all 2nd Floor areas

	Count	Unit	Unit Cost	Item Values
The following applies to all areas of 2nd Floor except Rooms 212. 213. 215 & 223				—
				—

Demo existing, ceilings & lay-in insulation - 4 man crew	32.00	Crew Hours	164.32	5,258.24
Demo ductwork, supports foil insulation etc - 4 man crew	12.00	Crew Hours	164.32	1,971.84
Demo draft stop header framings & misc supports/diagonal bracing etc.	8.00	Crew Hours	164.32	1,314.56
Detail out beams, purlins, etc. for exposed finish conditions	32.00	Crew Hours	164.32	5,258.24
Debris disposal - 40 cu. yd. bins	2.00	Each	750.00	1,500.00
Framing & drywall-extend existing walls to roof install diagonal bracing	1.00	Lot	14,700.00	14,700.00
Additional electrical & light fixture install costs (no fixture upgrade-installation only)	1.00	Lot	13,600.00	13,600.00
Additional lighht fixture costs-upgrade to LED direct/indirect liner types-Allowance	120.00	Each	200.00	24,000.00
Install R-19 black faced batts in roof	1.00	Lot	12,140.00	12,140.00
HVAC-exposed ductwork modify existing plenumns, etc. - Allowance	7600.00	Sq.Ft.	2.25	17,100.00
Fire sprinkler-adjust all heads in area	7600.00	Sq.Ft.	1.45	11,020.00
Painting-all extended wall surfaces	6842.00	Sq.Ft.	1.10	7,526.20
Painting-exposed ceiling	7600.00	Sq.Ft.	1.20	9,120.00
Painting-conduit piping & details, cleaning ductwork	48.00	Crew Hours	113.89	5,466.72
Painting-materials for pipework & details-gallons	10.00	Each	48.00	480.00
Additional supervision	30.00	Man Hours	50.43	1,512.90
Contingency	1.00	Lot	3.000.00	3,000.00
				—
				—
		Direct cost subtotal		134,968.70
		Overhead & Profit		10,797.50
		Insurance		1,822.08

		Change Order Total		147,588.27

Not valid until signed by both the Owner and Contractor
Signatur of the Contractor indicates his agreement herien, including any adjustment in the Contract Sum or Contract Time.
The original Contact Sum was				178,451.55
Net Change by previously authorized Change Orders is				0.00
The Contract Sum prior to this Change Order was				178,451.55
The Contract Sum increase or (deacrease) by this Change Order amount will be				147,588.27

The new Contract Sum including this Change Order will be				326,039.83

The Project Duration is adjusted by and increase (decrease) of			Days	0

The projected Project completion date exclusive of rain days is				3/31/2016

CONTRACTOR	OWNER
J.S. Shafer & Associates, inc.	Accuride Internaional, Inc.
P.O. Box 729	12311 Shoemaker Avenue
Claremont. CA 91711	Santa Fe Springs. CA 90670 blank

By:	By:

G: Leases and Amendments/Aliso/Calhoun Third Amendment

O.    Option to Extend. The Renewal Option in Rider 1 to the Lease shall apply to both 100 Columbia, Suite 200 and 100 Columbia, Suite 100.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on or as of the day and year above written.

“Landlord”:		“Tenant”:

ACCURIDE INTERNATIONAL INC. a California Corporation		CALHOUN VISION, INC. a Delaware Corporation

By:	/s/ Jefferey Dunlap	By:	/s/ Ron Kurtz

G: Leases and Amendments/Aliso/Calhoun Second Amendment

FOURTH AMENDMENT (EXTENSION TO THE LEASE)

THIS INSTRUMENT (hereinafter referred to as the “Fourth Amendment”), dated the 12th day of November 2016, is entered into by ACCURIDE INTERNATIONAL INC., a California corporation (hereinafter referred to as “Landlord”) and RXSIGHT, Inc. (formerly known as CALHOUN VISION, INC.), a California corporation, (hereinafter referred to as “Tenant”). The parties agree as follows:

A.    Identification of Lease. Reference is made to that certain Commercial Lease Agreement dated August 31st, 2015 (the “Original Lease”), as amended by that certain First Amendment to the Lease dated November 23rd, 2015, as amended by that certain Second Amendment to the Lease dated December 22nd, 2015 , as amended by that certain Third Amendment to the Lease dated January 18th, 2016, (The Original Lease, as so amended, is herein collectively referred to as the “Lease”) for certain premises containing approximately 21,498 rentable square feet located at 100 Columbia Suite 200, Aliso Viejo Ca and 20,608 rentable square feet located at 100 Columbia Suite 100, Aliso Viejo Ca as more particularly described in the Lease as the Premises.

B.    Context of Fourth Amendment. The parties have agreed to the following:

1.	Landlord and Tenant agree to extend the Lease for an additional 36 months for the total 42,106 square feet.

2.	The Lease extension period shall be from October 1, 2021 to September 30, 2024.

3.

Landlord shall provide a Tenant Allowance in the amount of $400,000 to be used for improvement related to the 100 suite at 100 Columbia. The allowance will be provided as a cash payment of $400,000 on the later of December 15, 2016 or upon presentation by Tenant to Landlord of documentation to demonstrate at least 80% completion of total improvements identified in Attachment A.

4.

Tenant agrees to issue an additional, or increase the existing, Irrevocable Standby Letter of Credit (“ISLC”) by an additional $400,000. This additional $400,000 shall decrease each September 30 anniversary of the lease by a pro-rata amount until October 1, 2023 when the ISLC will be converted to $50,000 plus the amount required under earlier portions of the Lease. The remaining $50,000 will secure the restoration of the lobby and related changes in the window line rooms of Suite 100. Areas of restoration are shown on Attachment B to this amendment. In the event that Calhoun completes a financing in excess of $40,000,000 prior to December 15, 2016, the additional ISLC will be reduced to $200,000 and shall decrease as described above until September 30th, 2023 when the ISLC will be converted to $50,000 plus the amount required under earlier portions of the Lease. The remaining $50,000 will secure the restoration of the lobby and related changes in the window line rooms of Suite 100 as described above.

5.	Calhoun shall provide a work letter defining what work will be covered under the $400,000 tenant improvement allowance. (See Attachment A).

6.	Calhoun Vision has provided updated, unaudited financials for the nine months ended September 30, 2016. (See Attachment C)

“This section left intentionally blank”

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

C.    Rent During Fourth Extension Period. During the Fourth Extension Period, the base rent payable shall be the amount called for by the following:

Period of Time	Base Monthly Rent
Months 1-12	$55,235.88	Plus NNN
Months 13-24	$56,892.96	Plus NNN
Months 25-36	$58,599.75	Plus NNN

D.    Commission. 1⁄2 percent for each broker

E.    Tenant Represented by: Guy La Ferrara, Lee & Associates

F.    Landlord Represented by: Gregg Haly, CBRE

G.    Miscellaneous. Any term used in this Fourth Amendment, which is defined in the Lease, shall have the same meaning herein, unless the context indicates that another meaning is intended. The Lease is intended to be and is supplemented and amended by the provisions of this Fourth Amendment, and hereafter the Lease shall be considered and construed together. All of the terms, provisions, conditions, and covenants of the Lease, as modified by this Fourth Amendment, shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed on or as of the day and year above written.

“Landlord”:		“Tenant”:

ACCURIDE INTERNATIONAL INC. a California Corporation		RXSIGHT, Inc. a California Corporation

By:	/s/ Jefferey Dunlap	By:	/s/ Ron Kurtz

“This section left intentionally blank”

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Attachment A

WORK LETTER

(Tenant Improvements)

100 Columbia, Suite 100, Aliso Viejo, CA

1.	TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements”) shall consist of the work required to complete certain improvements to the Premises based on a working floor drawing attached as Exhibit B. Tenant shall contract with a general contractor, identified as J.S. Shafer & Associates, Inc. to construct the Tenant Improvements. The Tenant Improvements work shall be undertaken and prosecuted in accordance with the following requirements:

A.

It is understood that except as provided below, the Tenant Improvements shall only include actual improvements to the Premises approved by Landlord identified in Attachments A and B and shall exclude (but not by way of limitation) Tenant’s furniture, trade fixtures, partitions, equipment and signage improvements, if any. Further, the Tenant Improvements shall incorporate Landlord’s building standard materials and specifications (“Standards”). No deviations from the Standards may be requested by Tenant with respect to doors and frames, finish hardware, entry graphics, the ceiling system, light fixtures and switches, mechanical systems, life and safety systems, and/or window coverings; provided that Landlord may, in its sole discretion, authorize in writing one or more of such deviations, in which event, unless Landlord otherwise agrees in its sole discretion, Tenant shall be solely responsible for the cost of replacing same with the applicable Standard item(s) upon the expiration or termination of this Lease. All other non-standard items (“Non-Standard Improvements”) shall be subject to the prior approval of Landlord, which may be withheld in Landlord’s sole discretion. Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such improvements (i) is of a lesser quality than the corresponding Standard, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level Landlord has agreed to provide Tenant under this Lease, or (iv) would have an adverse aesthetic impact from the exterior of the Premises.

B.	Tenant shall use a licensed general contractor (Identified as J.S. Shafer & Associates) and that contractor’s selected subcontractors to construct the Premises.

C.

The TI Contractor and each of its subcontractors shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction or the Tenant Improvements work.

D.	A construction schedule shall be provided to Landlord and Tenant prior to commencement of the construction of the Tenant Improvements work, and weekly updates shall be supplied

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Work Letter (Continued)

E.

The Tenant Improvements work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinance, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act (“ADA”) and all applicable governmental permit and code requirements.

F.

Tenant hereby designates Richard Drinkward, Telephone No. (949) 521-7833, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes and Landlord shall be entitled to rely upon authorizations and directives of such persons as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

“This section left intentionally blank”

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

2.	COST OF TENANT IMPROVEMENTS

Tenant Improvement-CV-2A Attachment C	J. S. Shafer & Associates, Inc.
100 Columbia, Suite 100	Schedule of Values
Aliso Viejo, CA 92656	Job No. 2362
blank	08/29/16

CSI	Item Description	Count	Unit	Unit Cost	Item Values
01030	General Conditions				70,048.80
01000	Building Permit Fees	1	Allowance	12,500.00	12,500.00
01027	Electrical Engineering	1	Lot	18,000.00	18,000.00
01028	Mechanical Engineer	1	Lot	8,000.00	8,000.00
01032	Printing & copying	1	Allowance	750.00	750.00
01523	Scissor / boom lifts-rentals	1	Each	1,200.00	1,200.00
01560	Dispose 4-ft flourescent tubes removed	1	Lot	496.32	496.32
01566	Debris disposal-dumpsters	3	Each	800.00	2,400.0
02070	Demo-walls 254’ @ 9.5’	3,420	Sq. Ft.	2.00	6,840.00
02070	Demo-additional per 09/14 plan-130 In.ft.	1,260	Sq. Ft.	2.00	2,520.00
02070	Demo wall cladding of X-frame, remove nailer	6	Man hours	39.48	236.8
02071	Demo-acoustic ceilings	5,384	Sq. Ft.	0.75	4,038.00
02072	Demo-existing 2x4 flourescent fixtures	117	Each	9.00	1,053.00
02073	Demo-existing carpet, vet-break rm, wall base	8,493	Sq. Ft.	0.45	3,821.85
02074	Demo sheet vinyl & cove base-rest rooms	475	Sq. Ft.	1.00	475.00
02075	Demo existing toilet partitions	1	Lot	200.00	200.00
02076	Demo & abandon existing plumbing drains	12	Man hours	47.53	570.36
02080	Conc cut, demo & dispose - sink installs	60	Sq. Ft.	13.00	780.00
02081	Conc cut, demo-undergound elect & piping	14	Sq. Ft.	13.00	182.00
03030	Replace concrete-sink install	60	Sq. Ft.	18.00	1,080.00
03031	Replace concrete-underground elect &piping	14	Sq. Ft.	18.00	252.00
03034	Conc slab crack-grind open & fill w/ Sika	280		2.35	658.00
06200	Install mid-span support-Chem Lab ceiling	1	Lot	488.15	488.15
06400	Cabinetry-relocate/modify existing	1	Allowance	2,000.00	2,000.00
06410	Cabinetry-new Saron counter top	28	Sq. Ft.	48.00	1,344.00
07210	Insulation-R19 faced-Existing @ mezz-repair	1	Lot	1,638.5	1,638.25
07211	Insulation - R11	1	Lot	1,098.25	1,098.25
07212	Insulation-R-30 at roof of CV-2A only	1	Lot	13,650.00	13,650.00
07215	Insulation-R13-in partition walls	3,360	Sq. Ft	1.15	3,864.00
07216	R-19 insulation in 6” walls-Chem Lab	1,080	Sq. Ft	1.45	1,566.00
07217	R-30 insulation in ceiling of Chem Lab	900	Sq. Ft.	1.85	1,665.00
07700	Roof repair work	4	Lot	750.00	3,000.00
08331	Repair 2 roll-up doors at Warehouse	2	Each	1,208.00	2,416.00
08500	Metal window frame & install-5-0x4-0 ea	6	Each	392.20	2,353.20
08501	Window w/ Pyran fire safety glass-1-hr rating	1	Allowance	750.00	750.00
08801	Door-stain birch-frame-side lite-8 ft-hrdwre-ins	4	Lot	950.00	3,800.00
08802	Doors-6-0x8-0, stain grade, hardware,install	4	Each	1,100.00	4,400.00
08803	Install doors saved for re-use	14	Lot	150.00	2,100.00
08804	Door-3-0x8-0, stain grade, hardware, installed	4	Lot	800.00	3,200.00
08805	Replace door access hardware to match CV1	22	Each	130.00	2,860.00
08806	Kick plates-stainless-installed	14	Each	44.57	623.98
08807	Door closers-installed	8	Each	155.00	1,240.00
09104	Frame & drywall - H=10-ft, per 9/14 plan	1	Lot	28,600.00	28,600.00
09105	Frame & drywall-ceiling Chem Lab-9/14 plan	900	Sq. Ft.	11.12	10,008.00
09107	Drywall-recessed boxes for lights 1-hr	16	Each	95.00	1,520.00
09108	Frame & drywall-combo fire/smoke dampers	7	Each	250.00	1,750.00
09109	Drywall furring & details at A-frame exposed	1	Allowance	975.00	975.00
09110	Drywall-cut-patch-finish-T24 outlets	9	Each	375.00	3,375.00

1 of 3

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Cost of Tenant Improvements (Continued)

Tenant Improvement-CV-2A Attachment C	J. S. Shafer & Associates, Inc.
100 Columbia, Suite 100	Schedule of Values
Aliso Viejo, CA 92656	Job No. 2362
blank	08/29/16

CSI	Item Description	Count	Unit	Unit Cost	Item Values
09115	Backing supports-2 rows-in walls-Rm 154	60	Ln. Ft.	5.50	330.00
09512	T-bar grid-new-office area-standard tile	2,564	Sq. Ft.	3.74	9,589.36
09513	T-bar & Gridstone-148,148,150,153,154,155	2,000	Sq. Ft.	4.65	9,300.00
09514	Replace ceiling tile w/ matching CV-1 tile	2,976	Sq. Ft.	1.56	4,642.56
09515	Install hard washable ceiling tile in Rest Rms	500	Sq. Ft.	2.65	1,325.00
09666	Vinyl ESD flooring - Rm 153 Hardware Dev	580	Sq. Ft.	7.92	4,593.60
09675	Sheet vinyl-Rm 154 - Upgraded material	900	Sq. Ft.	9.34	8,406.00
09676	Sheet vinyl-Rest Rooms-Coved-Upgrade mtl	500	Sq. Ft.	8.20	4,100.00
09677	VCT flooring - NIC - by others	1	Lot	1.00	1.00
09678	Carpet tile - NIC - by others	1	Lot	1.00	1.00
09678	Vinyl-rubber wall base - NIC - by others	1	Lot	1.00	1.00
09910	Finish new & existing doors-stain-clear coat	29	Each	75.00	2,175.00
09966	Vinyl ESD floor-buff & polish-ESD procedure	1	Lot	575.00	575.00
09970	FRP-replace in rest rooms	1	Lot	2,100.00	2,100.00
09990	Painting-interior-walls-all except Rm 154	18,324	Sq. Ft.	0.88	16,125.12
09991	Painting-interior-Rm 152-Epoxy	1,080	Sq. Ft.	1.70	1,836.00
09992	Painting-ceiling of Rm 152-Epoxy	900	Sq. Ft	1.97	1,773.00
09995	Paint west stair shaft & drywall repair	1	Allowance	750.00	750.00
09996	Detail painting-A frame exposed	1	Lot	400.00	400.00
10400	Signage-code required only	1	Lot	420.00	420.00
10520	Fire extinguisher cabinets	4	Each	262.00	1,048.00
10600	Toilet partitions-new-stainless	1	Lot	9,017.00	9,017.00
10800	Toilet accessories-new	1	Lot	4,887.00	4,887.00
11000	Assist CV installations of equipment-Allow	40	CrewHours	90.51	3,620.40
12512	Louver blinds-installed	76	Each	131.00	9,956.00
12526	Remove & replace window films	1	Lot	1.00	1.00
15310	Nitrogen-extend existing & 5 points of service	1	Allowance	4,500.00	4,500.00
15315	Compressed air-extend exist-10 points svc	1	Allowance	6,500.00	6,500.00
15316	Clean water-extend to sinks in labs	1	Allowance	1,800.00	1,800.00
15401	New condensate piping	1	Allowance	1,000.00	1,000.00
15405	Dig trenches & backfill-sink drains, electrical	1	Lot	1,000.00	1,000.00
15449	Underground sewer pipe explore & video	1	Lot	750.00	750.00
15450	Plumbing per plans P-1 & P-2 dated 7/20/16	1	Allowance	17,500.00	17,500.00
15451	Install CV’s sink &disposer-ice mkrCoffee Bar	1	Allowance	1,500.00	1,500.00
15455	Replace toilets, lavs, urinals-install hands free	1	Lot	10,629,00	10,629.00
15456	Repair trap primers-R/Rs	1	Allowance	1,400.00	1,400.00
15620	Hvac-air balance & report-per unit	1	Lot	4,995.00	4,995.00
15650	Hvac-pads for new compressors	2	Each	1,500.00	3,000.00
15800	Hvac-Rm 154-Chem Lab-negative press-16x	1	Allowance	30,000.00	30,000.00
15801	Hvac-Rm 128-Optics Lab-positive pressure	1	Allowance	10,000.00	10,000.00
15802	Hvac-Balance of areas - 5 existing machines	1	Allowance	20,000.00	20,000.00
15803	Install 2 Labconco exhaust fans & systems	1	Allowance	25,000.00	25,000.00
15865	Combo fire & smoke dampers-Rm 154 1-hr	7	Each	650.00	4,550.00
15883	Install HEPA filter units, HEPA units NIC	6	Allowance	800.00	4,800.00
15900	Fire sprinklers-adjust head locations	1	Lot	12,644.00	12,644.00
16400	Electricl-demo safe-off	1	Lot	2,000.00	2,000.00
16401	Electrical-distributed power outlets & data	1	Lot	31,055.35	31,055.35
16408	Electrical-add 2 -120-208 panels w/ feeders	1	Lot	2,471.65	2,471.65

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G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Cost of Tenant Improvements (Continued)

Tenant Improvement-CV-2A Attachment C	J. S. Shafer & Associates, Inc.
100 Columbia, Suite 100	Schedule of Values
Aliso Viejo, CA 92656	Job No. 2362
blank	08/29/16

CSI	Item Description	Count	Unit	Unit Cost	Item Values
16413	Emergency power-175 amp transfer switch	1	Lot	2,532.60	2,532.60
16414	Emer power-panel, xfmr, disconnect, feeders	1	Allowance	6,737.55	6,737.55
16415	Install grounding buss in CV-2A IT room	1	Lot	455.00	455.00
16416	Power to 2 new hvac units-H-8 & H-25	1	Lot	2,863.85	2,863.85
16417	Power to 2 Labconco exhaust hoods & fans	1	Lot	5,747.17	5,747.17
16474	Replace deteriorated seal-tite-roof hvac units	1	Lot	2,876.98	2,876.98
16475	Install power/data/video in concfloor-Rm 130	1	Assembly	1,593.83	1,593.83
16476	Install power & data in floor box	1	Lot	887.00	887.00
16511	Light fixtures-Exit	9	Each	125.00	1,125.00
16512	Light fixtures-2×4 LED	105	Each	131.00	13,755.00
16514	Install 2×4 LED fixtures on Emer circuit	23	Lot	211.27	4,859.21
16515	Install 2×4 LED fixtures	98	Lot	270.20	26,479.60
16600	Install overhead quad outlets on flex cords	6	Allowance	270.00	1,620.00
16650	Install power to HEPA filter units	6	Allowance	300.00	1,800.00
16720	Fire alarm system-B occupancy	1	Lot	18,983.00	18,983.00
16721	Fire alarm system 1-hr conditions & ducts	1	Lot	9,704.00	9,704.00
16723	Fire alarm system-conduit install	1	Allowance	2,500.00	2,500.00
16930	Title 24 contol zones-lighting only	1	Lot	23,478.85	23,478.85
16931	T-24 power outlets & controls	1	Lot	9,467.35	9,467.35

					667,921.07

17100	Contractors Contingency			2.00%	13,358.42

17200	Contractors Overhead & Profit			8.00%	54,502.36

17300	Contractor’s Insurance			1.50%	11,036.73

Total Cost Per Agreement and Plans					746,818.58

3 of 3

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Attachment B

•     Yellow highlighted area to be put back to its original configuration

At the termination of the lease

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Attachment B

•    Yellow highlighted area to be put back to its original configuration

At the termination of the lease

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Attachment C

CONFIDENTIAL

Calhoun Vision, Inc.

Statement of Cash Flows

For the Period Ended

	Audited Year Ending 31-Dec-15	Unaudited Month 30-Sep-16	Unaudited YTD as of 30-Sep-16
Cash Flows From Operating Activities:
Net loss	$(19,810,954)	$(1,859,886)	$(16,503,122)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	390,846	107,736	635,737
Amortization of deferred loan costs and debt discount	85,626	—	1,229
Revaluation of convertible preferred stock warrant liability	(207,442)	—	—
Bad debt expense	16,119	—	—
Stock-based compensation	2,400,260	165,000	1,485,000
Impairment of long-lived assets	1,834,461	—	—
Change in operating assets and liabilities
Accounts receivable	(90,730)	—	—
Inventory, net	(297,199)	(122,791)	(290,748)
Prepaid expenses and other assets	(235,489)	3,340	(273)
Accounts payable	509,238	(30,420)	(759,086)
Accrued expenses and other current liabilities	509,936	335,734	(128,153)
Deferred rent	(5,133)	47,963	95,147
Other non current liability	—	(6,204)	461,538

Net cash used in operating activities	(14,900,461)	(1,359,528)	(15,002,731)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,075,426)	(401,981)	(4,223,082)
Additions to construction in progress	(284,863)	—	—
Purchase of short-term investments	(22,964,313)	(14,142,686)	(16,134,686)
Maturity of short-term investments	—	16,996,000	22,990,915
Increase in restricted cash	(800,037)	(24)	(218)
Increase in security deposits	(87,133)	—	—

Net cash used in investing activities	(25,211,772)	2,451,309	2,632,929

Cash Flows From Financing Activities:
Proceeds from issuance of convertible notes	5,660,000	—	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	50,783,752	—	11,474
Proceeds from exercise of warrants	—	102,500	102,500
Notes receivable issued to related party	(4,715)	(1,793)	(251,097)
Proceeds from stock options exercised	256,747	7,350	842,086

Net cash provided by financing activities	56,695,784	108,057	704,963

Net increase in cash	16,583,551	1,199,838	(11,664,839)
Cash and cash equivalents - beginning of period	2,844,570	6,563,444	19,428,121

Cash and cash equivalents - end of period	$19,428,121	$7,763,282	$7,763,282

Cash including ST investments and restricted cash, beginning of period	2,844,570	26,358,019	43,151,418

Cash including ST investments and restricted cash - end of period	$43,151,418	$24,696,755	$24,696,756

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment

Attachment C (Continued)

CONFIDENTIAL

Calhoun Vision, Inc.

Balance Sheet

	Audited 12/31/2015	Unaudited 9/30/2016
Assets
Current Assets
Cash and cash equivalents	$19,428,121	$7,763,282
Short-term investments	22,923,260	16,133,219
Inventory, net	113,424	404,172
Accounts receivable	—	—
Prepaid expenses and other assets	507,809	482,112

Total current assets	42,972,614	24,782,785

Property and equipment, net	1,755,471	5,342,817
Restricted cash	800,037	800,254
Other assets	108,606	134,511

Total assets	$45,636,728	$31,060,367

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$1,199,912	$440,826
Accrued expenses and other current liabilities	1,234,255	1,106,102
Convertible notes	1,998,837

Total current liabilities	4,433,004	1,546,928
Other liabilities	858,248	1,414,933

Total liabilities	5,291,252	2,961,861

Commitments and contingencies

Convertible preferred stock
Series A - G, convertible preferred stock	140,732,667	142,846,641

Stockholders’ deficit
Common Stock	20,321	22,482
Additional paid-in capital	8,745,179	11,070,102
Accumulated other comprehensive loss	(41,053)	25,135
Accumulated deficit	(108,684,153)	(125,187,273)
Due from related party	(427,485)	(678,581)

Total stockholders’ deficit	(100,387,191)	(114,748,134)

Total liabilities, convertible preferred stock and stockholders’ deficit	$45,636,728	$31,060,367

G: Leases and Amendments/Aliso/Calhoun Fourth Amendment